Exhibit 10.1

CONSTRUCTION & TERM LOAN AGREEMENT

THIS CONSTRUCTION & TERM LOAN AGREEMENT (“Loan Agreement” or “Agreement”) is executed to be effective as of the 28th day of July, 2023, by and between Magnolia Bank, Incorporated, a domestic banking corporation organized under the laws of the Commonwealth of Kentucky (together with its successors and assigns, the “Lender”); Aemetis Biogas 2 LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”) and Aemetis Biogas Holdings LLC, a limited liability company organized under the laws of the State of Delaware, as guarantor (“Guarantor”). Borrower and Guarantor are referred to each as an “Obligor” and collectively as the “Obligors”, and Lender and Obligors are referred to each individually as a “Party” and collectively as the “Parties”.

TABLE OF CONTENTS

1.         Definitions.         2

2.         The Loan and Disbursements.         9

3.         Representations and Warranties.         19

4.         Covenants of Parties.         23

5.         Security Agreement and Collateral for the Loan.         34

6.         Events of Default.         35

7.         Lender’s Remedies         37

8.         Miscellaneous.         40

PRELIMINARY STATEMENT

WHEREAS, Borrower is a limited liability company formed solely for the purpose of developing, designing, permitting, constructing, financing, owning, operating and maintaining anaerobic digesters on certain dairy farms located throughout central valley California for the collection of methane gas, processing and converting the gas to renewable natural gas (RNG) and selling the RNG to one or more buyers;

WHEREAS, Borrower desires financing in the sum of $25,000,000 for the purpose of completing the construction and equipping of the Project (as defined herein), for the deposit of funds in an interest reserve, to provide long-term financing for the Project, and for other purposes;

WHEREAS, subject to compliance with all of the terms and conditions set forth in this Loan Agreement, the Lender will lend to Borrower by making advances in the aggregate principal amount not to exceed $25,000,000, evidenced by those certain Notes of even date herewith;

WHEREAS, to date Borrower has spent at least $9,434,414 of its own funds for construction of a portion of the Project;

WHEREAS, the USDA Rural Development has issued a USDA Conditional Commitment (as defined herein) for the issuance of a USDA Loan Note Guarantee (as defined herein) under the Renewable Energy for America Program administered by the U.S. Department of Agriculture (REAP), guaranteeing 80% of the Loan (as defined herein) in the principal sum of up to $25,000,000.00, such Guarantee to be issued at the time of Loan Closing and, in addition, upon completion of construction of the Project;

WHEREAS, upon completion of construction of the Project, provided the conditions to conversion from the Construction Phase to the Term Phase of the Loan as set forth herein are satisfied, the Loan will convert from a construction loan to a permanent loan of up to $25,000,000; and

WHEREAS, upon and subject to the terms and conditions set forth in this Loan Agreement and in the other Loan Documents (as defined herein), Lender is willing to make the Loan to Borrower as provided herein;

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, which are hereby affirmed by each Obligor to be true and correct, the mutual agreements of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do covenant and agree as follows:

1.         Definitions. For the purposes of this Loan Agreement, capitalized terms used but not otherwise defined in this Loan Agreement shall have the meaning as follows:

1.1    “Accounts” shall have the meaning assigned thereto in the Code.

1.2    “Account Debtor” shall have the meaning assigned thereto in the Code.

1.3    “Affiliate” means, with respect to the subject Person: (a) any Person directly or indirectly owning fifty-one percent (51%) or more of the partnership interests or rights in the subject Person or of which the subject Person owns fifty-one percent (51%) or more of such voting stock or rights; (b) any Person controlling or controlled by or under common control with the subject Person; (c) any officer, director or managing employee or agent of the subject Person; (d) any immediate family member of the subject Person; or (e) any Affiliate of such subject Person.

1.4    “Assignment of Construction Contract” means that certain Assignment of Construction Contract by and between Borrower and Lender and dated of even date herewith, as may be supplemented from time to time.

1.5    “Assignment of Material Contracts” means the Assignment of Material Contracts from Borrower to Lender whereby all construction agreements (other than the Construction Contract, which is subject to a separate Assignment of Construction Contract), supply agreements, off-take agreements, marketing agreements, management agreements, technology licenses, patent licenses and other agreements and licenses relating to the construction and operation of the Project are collaterally assigned to Lender, together with all consents of contracting and licensing parties to the assignment.

1.6    “Borrower” means any such party so identified in the caption of this Agreement.

1.7    “Borrower Contributions” means payments by Borrower of construction costs to complete Project improvements related to the Ackerman Dairy acceptable to Lender.

1.8    “Business Day” means any day on which Lender is open for business.

1.9    “Certificate of Title” shall have the meaning assigned thereto in the Code.

1.10    “Chattel Paper” shall have the meaning assigned thereto in the Code.

1.11    “Closing” or “Closing Date” means the date upon which all conditions to the closing of the Loan have been satisfied as determined by Lender in its reasonable discretion.

1.12    “Code” means the Uniform Commercial Code as in effect under the laws of the State of California from time to time, as the same may be amended.

1.13    “Collateral” means the Personal Property Collateral, the Real Property Collateral and such other security interests described in Section 5.1 hereof, together with any other personal or real Property otherwise pledged, transferred or assigned to Lender as security for the repayment and performance of the Obligations, or any portion thereof, whether occurring in the past, concurrently herewith or in the future.

1.14    “Collateral Documents” means the Mortgages, the Security Agreement, the Assignment of Material Contracts, the Assignment of Construction Contract, the UCC Financing Statements and all other documents and agreements intended to pledge any of the Collateral as security for the Loan, together with all amendments and supplements to any of the forgoing agreements that have been entered into in accordance with the terms thereof.

1.15    “Collections Account” shall have the meaning as provided in Section 4.1(p)(iv).

1.16    “Construction Account” means the account established with that name pursuant to Section 2.8 hereof.

1.17    “Construction Contract” means that certain Construction Agreement (AIA Document A102-2017) dated as of the 10th day of April, 2023, by and between Borrower and General Contractor, together with all exhibits, addenda, schedules, supplements, amendments and modifications thereto from time to time for the construction of the Project.

1.18    “Construction Financing Rider” means that certain Construction Financing Rider between Borrower and Lender dated the date hereof, attached hereto as Exhibit 1 and made a part hereof, setting forth additional terms and conditions of the disbursement of proceeds of the Loan.

1.19    “Construction Phase” means the period from the Closing Date to July __, 2025.

1.20    “Construction Plans” means as defined in the Construction Financing Rider.

1.21    “Corporate Guarantees” means that certain Unlimited Continuing Guaranty on Lender’s form, and the Unconditional Guarantee, USDA Form RD 5001-5, each executed by Guarantor and dated as of the effective date of this Agreement, together with any amendments, modifications or replacements thereof.

1.22    “Covenant Compliance Certificate” means the Covenant Compliance Certificate as more particularly described on Schedule 4.1(b) hereof.

1.23    “Dairies” means those eight commercial dairies located in Stanislaus and Merced Counties, California and commonly known as the “Ackerman Dairy”, “Martins Bros. Dairy”, “Dairy Central”, “Borba Dairy Farms”, “AJ Borba Dairy”, “Hilmar Holsteins”, “Wickstrom Jersey Farms”, and “Petersen Dairy”.

1.24    “Deposit Accounts” shall have the meaning assigned thereto in the Code.

1.25    “Documents” when used singularly shall have the meaning assigned thereto in the Code.

1.26    “Environmental Laws” shall mean applicable state, federal or local environmental laws or regulations, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 1101 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Hazardous Materials Transportation Act of 1974, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Endangered Species Act, 16 U.S.C. 1531 et seq.; any laws regulating the use of biological agents or substances including medical or infectious wastes, each as amended or supplemented, and any applicable and analogous future or present local, state, and federal statutes, regulations, and ordinances promulgated pursuant thereto.

1.27    “Equipment” shall have the meaning assigned thereto in the Code.

1.28    [Reserved.]

1.29    “Event of Default” shall have the meaning set forth in Section 6.

1.30    “Financial Covenants” shall have the meaning set forth in Section 4.4

1.31    “Financial Statements” means, at a minimum, an income statement and balance sheet, and any other such statement relating the financial condition, present, past, or future, of such Person; all of the foregoing shall be accompanied by any supporting schedules, prepared in accordance with GAAP, and in a form and of substance satisfactory to Lender.

1.32    “Fixtures” shall have the meaning assigned thereto in the Code.

1.33    “GAAP” means generally accepted accounting principles and practices as in effect from time to time and recognized as such by the American Institute of Certified Public Accountants, consistently applied.

1.34    “General Contractor” shall mean Hartman Construction, Inc., a California corporation.

1.35    “General Intangibles” shall have the meaning assigned thereto in the Code.

1.36    “Goods” shall have the meaning assigned thereto in the Code.

1.37    “Governmental Authority” shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality of political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government of any court, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction of the District of Columbia.

1.38    “Guarantor” means such party so identified in the opening paragraph of this Agreement, together with its successors and assigns.

1.39    “Indebtedness” means, collectively, all liabilities (including, without limitation, capital lease obligations) of the subject Person, whether owing by such Person alone or with one or more others in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment, or other contract or by quasi-contract or tort, statute or other operation of law or otherwise.

1.40    “Instrument” shall have the meaning assigned thereto in Article 9 of the Code.

1.41    “Intercompany Transaction” means any Account, Chattel Paper, General Intangible, Instrument, Document or other Indebtedness or obligation arising from business done with or for, or Indebtedness owed between or among, the subject Person and any Subsidiary or Affiliate of such Person.

1.42    “Inventory” shall have the meaning assigned thereto in the Code.

1.43    “Investment Property” shall have the meaning assigned thereto in the Code.

1.44    “Leases” means those leases identified on Schedule 1.43 hereto between Borrower, as “Lessee”, and the respective owners of the Dairies, each as “Lessor”, together with all amendments, supplements and substitutions thereof.

1.45    “Lender” means such party so identified in the opening paragraph of this Agreement, together with its successor and assigns.

1.46    “Letter of Credit Rights” shall have the meaning assigned thereto in the Code.

1.47    “Lien” includes: (i) any interest in property (real property, personal property or mixed, and tangible or intangible) securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on law, statute, or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, mortgage, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (ii) any covenants, conditions, restrictions, leases and other encumbrances affecting any property.

1.48    “Loan” or “Construction & Term Loan” means the loan from Lender to Borrower in the aggregate principal amount of up to $25,000,000.00 as evidenced by the Notes and made pursuant to the terms of this Loan Agreement and other Loan Documents, together with any other loan made by Lender, whether now existing or in the future, stating that it is governed by or subject to this Loan Agreement; all of the foregoing together with any modifications, extensions, renewals, amendments or replacements thereof.

1.49    “Loan Documents” means this Loan Agreement, the Notes, the Collateral Documents, the Corporate Guaranties, any financing statements, collateral documents, consents and all other documents, instruments, certificates and agreements executed and/or delivered by any Obligor or any third party in favor of Lender in connection with the Loan or any Collateral, whether executed and/or delivered prior to the Closing Date, concurrently herewith or at any time hereafter; all of the foregoing together with any modifications, extensions, renewals, amendments or replacements thereof.

1.50    “Lock Box” shall have the meaning as provided in Section 4.1(p)(iv).

1.51    “Material Adverse Change” means for the subject Person, the occurrence of events or circumstances which, if unchanged, would materially and adversely impair such Person’s: (i) financial condition, or (ii) ability to meet its financial obligations as they become due, or (iii) ability to conduct its business as conducted immediately prior to the occurrence of such events or circumstances.

1.52    “Maturity Date” means as set forth in the Notes.

1.53    “Mortgages” means each of those certain Construction & Term Loan Leasehold Deeds of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by Borrower in favor of Lender of even date herewith pursuant to Section 5.1 hereof, in form satisfactory to Lender to be recorded in Merced County and in Stanislaus County, and granting to Lender a first priority lien and security interest Borrower’s leasehold interest on the Real Property Collateral located in each of those counties.

1.54    “Note” means each of, and “Notes” means collectively, those certain promissory notes of Borrower dated as of the Closing Date in favor of Lender in the aggregate principal amount of $25,000,000.00 and evidencing the obligation of Borrower to repay the Loan, as well as any promissory note or notes issued by Borrower in substitution, replacement, extension, amendment or renewal of any such Note.

1.55    “Obligations” means: (a) any and all principal and interest outstanding under the Notes, together with any and all other Indebtedness, obligations, performance and liabilities of Borrower to Lender, or any affiliate of Lender, from time to time, including, without limitation, any and all Indebtedness, liabilities and obligations of Borrower which may at any time become due under this Loan Agreement and under any other Loan Document; all of the foregoing whether now existing or hereafter arising, whether advanced, now or in the future, paid down and re-advanced, whether related or unrelated to the Notes, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Borrower may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable, and irrespective of the effect of any bankruptcy or insolvency action; (b) all renewals, extensions and modifications of any of the foregoing or any part thereof; and (c) any of the foregoing that arise after the filing of a petition by or against Borrower under the United States Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under United States Bankruptcy Code Section 362 or otherwise.

1.56    “Obligor” and “Obligors” means as defined in the opening paragraph of this Agreement.

1.57    “Parties” means any such party identified in the caption of this Agreement

1.58    “Permitted Indebtedness” means as specified in Section 4.3(f) hereof.

1.59    “Permitted Liens” means those Liens specified in Section 4.3(g) hereof.

1.60    “Person” means an individual person, corporation, limited liability company, trust, joint venture, limited or general partnership, any government or agency or political subdivision of any government, or any other entity or organization.

1.61    “Personal Property Collateral” shall have the meaning as set forth in Section 5.1(a).

1.62    “Project” means the development, design, permitting, financing, construction and operation of (i) anaerobic digester systems located on Ackerman Dairy, Borba Dairy Farms, Hilmar Holsteins Dairy, Wickstrom Jersey Farms Dairy, and Alden Peterson & Sons, Inc. Dairy and (ii) manure collection and conveyance facilities located on A.J. Borba Dairy, Dairy Central, and Martin Bros. Dairy Farms, under the terms of the Leases, to be utilized for the collection of methane gas from dairy and other cow manure and the processing of such gas into Renewable Natural Gas (“RNG”).

1.63    “Project Development Plan” means those plans, specifications, shop drawings and like documents as required and approved by Lender for development and construction of the Project.

1.64    “Project Inspector” and “Voucher Control Company” shall mean Tetra Tech, Inc., and any other Party retained by Lender to inspect the construction of the Project or to administer and verify draw requests on Lender’s behalf.

1.65    “Project Revenues” means, for any period, all cash receipts or other revenue of Borrower relating to the Project, including, but not limited to, revenues from: (i) the collective, production and sale of renewable natural gas (RNG), methane, biogas, biofuel, renewable hydrogen and other products and by-products from the Project, (ii) proceeds from business interruption insurance policies, and (iii) delay liquidated damages payable under any Construction Contract; provided, however, that Project Revenues shall not include proceeds from casualty insurance to the extent such proceeds are used to replace or rebuild the structure or item for which the proceeds are associated or that are the proceeds of the Loan or any other Permitted Indebtedness incurred by Borrower.

1.66    “Real Property Collateral” means Borrower’s leasehold interests and rights arising from and under the Leases for each of the Dairies and other rights arising from or incidental thereto, as more particularly provided in the Mortgages or as otherwise pledged or assigned to Lender as security for the Obligations, or any portion thereof, whether occurring in the past, concurrently herewith or in the future, including, but not limited to the Project; all of the foregoing together with other interests arising from or related thereto, all improvements, buildings and Fixtures now or hereafter located thereon, all mineral and water rights, and any and all proceeds arising from any of the foregoing, and any appurtenances, easements and easement rights, and all other rights, rents, royalties, claims or benefits arising from or pertaining thereto.

1.67    “Receivables” means each and every Account of Borrower.

1.68    “Required Equity Contributions” means Borrower Contributions equal to at least $9,928,684 (in the form of the cost paid by Borrower in its development of the Ackerman Dairy, provided that acceptable evidence thereof has been delivered to Lender).

1.69    “Security Agreement” means the Security Agreement executed by Borrower in favor of Lender pursuant to Section 5.1 hereof, in form satisfactory to Lender, and granting to Lender a first priority lien in and on the Personal Property Collateral.

1.70    “Servicer” means as defined in Section 2.13 hereof.

1.71    “Solvent” or “Solvency” mean, with respect to the subject Person, where such Person: (i) owns property (real property, personal property, or a combination thereof) whose aggregate fair saleable value is greater than the amount required to pay all of such Person’s Indebtedness (including contingent debt (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability)); (ii) is able to pay all of its Indebtedness as such Indebtedness comes due or matures; and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

1.72    “Subsidiary” means any corporation, limited liability company, general or limited partnership or other entity or business enterprise in which subject Person, directly or indirectly, owns more than fifty percent (50%) of the stock, equity, capital or other interests (legal or beneficial) which is effectively controlled, directly or indirectly, by such Person.

1.73    “Substances” means any hazardous or toxic substance or wastes as defined by or under any Environmental Laws, including, but not limited to, friable asbestos, PCBs in regulated concentrations, petroleum products, fertilizers, pesticides and any animal, agricultural or agricultural waste or byproducts, but excluding substances used in minimal amounts in the ordinary course of business to produce the Inventory in material compliance with applicable Environmental Laws.

1.74    “Tangible Net Worth” means total assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles) less Total Liabilities.

1.75    “Term Phase” means the period beginning upon conclusion of the Construction Phase and continuing thereafter until the Maturity Date and all principal and interest due on the Notes has been paid in full.

1.76    “Total Liabilities” means all of the subject Person’s liabilities, including accrued and deferred income taxes and any reserves against assets, determined in accordance with GAAP, consistently applied.

1.77    “USDA” means the United States Department of Agriculture and any successor federal agency.

1.78    “USDA Conditional Commitment” means the Conditional Commitment, dated May 24, 2023, issued by the USDA, Rural Business Cooperative Services for the issuance of the USDA Guarantee under the USDA’s Rural Energy for American Program (“REAP”), together with any amendments or supplements thereto, whether now existing or hereafter arising, together with any modifications or amendments thereto, all such requirements, terms and conditions being incorporated by reference herein.

1.79    “USDA Guarantee” means each of, and “USDA Guarantees” mean all of, the Loan Note Guarantee(s) (Form RD 5001-4) executed and delivered by the USDA to Lender, and guaranteeing 80% of the principal amount of the Loan issued and delivered to Lender at the time of Closing of the Loan.

1.80    “Working Capital Account” means the account established with the name pursuant to Section 2.8.

2.    The Loan and Disbursements. Lender hereby agrees to make or continue to make the Loan, as applicable, to Borrower on the terms and conditions set forth herein. The obligation of the Borrower to repay the Loan and the terms for repayment shall be evidenced by, and set forth in, the Notes.

2.1    Loan. Subject to the terms and conditions of this Loan Agreement and the other Loan Documents and provided no Event of Default exists, Lender hereby agrees to make available to Borrower a Construction & Term Loan of up to Twenty-Five Million and No/100 Dollars ($25,000,000.00). Funds may be drawn under the Construction & Term Loan periodically to pay construction costs, subject in each case to the satisfactory completion of all conditions to funding of the draw as set in Sections 2.2 and 2.3 below and as otherwise set forth herein, and to pay interest on the Loan as and when due as provided below during the Construction Phase. The obligation to repay the Construction & Term Loan and the interest rates and terms of payment are set forth in the Notes. The Construction & Term Loan shall mature on the Maturity Date. The Loan will convert from the Construction Phase to the Term Phase upon completion of construction of the Project and expiration of the Construction Phase.

2.2    Use of Loan Funds. At closing, funds under the Loan will be disbursed to the Project Accounts as set forth in Section 2.8 and remaining funds will be available for draw under the Notes as follows: (i) $19,157,391.00 will be available to pay for construction draws and equipment purchases (the “Construction Portion”), (ii) $319,117.00 will be available to retire certain accounts payable, (iii) $1,000,000.00 will be available for Project contingencies and (iv) $925,709.00 will be available to pay Closing related costs.

2.3    [Reserved.]

2.4    Loan Payments. All proceeds of the Loan and interest thereon shall be paid by Borrower as set forth in the Notes. For the avoidance of doubt, Borrower shall pay interest on the principal sum of each disbursement when each such disbursement is made. Notwithstanding the forgoing, Borrower shall pay interest on the aggregate principal sum of all disbursements made on Borrower’s behalf pursuant to the terms of the Notes and this Agreement.

2.5    Purpose of Loan. The proceeds of the Loan may only be used to pay for costs of constructing the Project, to pay interest on the Loan, for working capital and closing costs, and for the purposes directed with respect to each of the Project Accounts, in each case as approved by Lender and in accordance with the provisions of the USDA Conditional Commitment and the USDA Guarantee. Loan funds cannot be used for payment to an owner, partner or beneficiary of the Borrower, their close relatives, or other Affiliates.

2.6    Construction Phase and Term Phase of the Loan. During the Construction Phase of the Loan, the Borrower shall pay interest only on the outstanding balance of the Loan, and Lender will draw funds from the Construction Phase Interest Reserve Account on each Interest Only Payment Date (as defined in the Notes) sufficient to pay interest then due on the Loan. Upon expiration of the Construction Phase, and subject to (i) the full and final completion of construction of the Project, (ii) all terms and conditions set forth herein have been complied with by Borrower and are in current compliance, (iii) the original USDA Guarantee for the Term Phase is in full force and effect, (iv) no Event of Default has occurred and is continuing or is likely to occur in the foreseeable future, and (v) Borrower is in compliance with the terms of the USDA Conditional Commitment, the Term Phase of the Loan will commence, and Borrower will pay principal and interest on the Loan on each Amortized Payment Date (as defined in the Notes) for the remaining term of the Loan as set forth in the Notes.

2.7    Set-Off. Lender may, upon the occurrence and continuation of an Event of Default that is not cured within any applicable cure period, charge against any Deposit Account of Borrower held by or under the control of Lender, or advance to Borrower and charge to the Loan, all or any part of any of the Obligations due from Borrower, including, without limitation: (i) interest, principal, fees and expenses due under the Notes or as otherwise provided in this Agreement or the other Loan Documents; (ii) any overdraft amounts in any of Borrower’s Deposit Accounts; and (iii) any reasonable and customary costs incurred by Lender to protect or inspect the Collateral as provided in the Loan Documents.

2.8    Establishment of Accounts and Deposits of Funds.

(a)    Establishment of Accounts. The following Deposit Accounts are to be established with Lender at Closing (collectively, the “Project Accounts”):

(i)    “Construction Phase Interest Reserve Account”, into which $1,793,849.00 of the proceeds of the Loan will be deposited at closing;

(ii)    “Working Capital Account”, into which $400,000.00 of the proceeds of the Loan will be deposited at Closing; and

(iii)    “Debt Service Reserve Account”, into which $1,403,934.00 of the proceeds of the Loan will be deposited at Closing.

(b)    Disbursements from Project Accounts. Funds in the Project Accounts will be disbursed as follows:

(i)    Disbursement from Construction Phase Interest Reserve Account. Funds in the Construction Phase Interest Reserve Account will be withdrawn by Lender on each Interest Only Payment Date under the Notes during the Construction Phase to pay interest then due on the Notes.

(ii)    Working Capital Account. Funds deposited into the Working Capital Account may be used by Borrower to pay for working capital expenses as requested to Lender periodically. All requests by Borrower for the disbursement of funds from the Working Capital Account for working capital purposes must be accompanied by a written request for funds and a detailed breakdown of the business expenses to be paid from funds to be drawn. All draws will be subject to the prior approval of Lender.

(iii)    Disbursements from Debt Service Reserve Account. Upon the occurrence of any Event of Default under Section 6.1 or 6.2 hereof, Lender may withdraw any amount of such funds as are available in the Debt Service Reserve Account and apply the same to pay interest and/or principal on the Loan. If for any reason the balance in the Debt Service Reserve Account should ever fall below the sum equal to six months of principal and interest payments on the Loan, as determined by Lender (the “Debt Service Reserve Requirement”), the Borrower must deposit funds from additional equity or funds from operating cash flow within one (1) month to bring the balance therein to at least the Debt Service Reserve Requirement. All funds in the Debt Service Reserve Account will be held and applied as set forth herein for the term of the Loan. Notwithstanding the forgoing, funds in the Debt Service Reserve Account may be released and deposited to the Working Capital Account if after the third fiscal year of Borrower after the Project has been constructed and is fully operational, provided the Borrower is in full compliance with all financial and other covenants under this Loan Agreement and no Event of Default then exists. The use of funds in the Debt Service Reserve Fund by Lender upon the occurrence of an Event of Default shall be in addition to all other rights and remedies available to Lender.

(iv)    Disbursements of Construction Draws. A. Funds may be drawn under the Notes up to the Construction Portion for the payment of construction costs due under the Construction Contract, subject to the terms and conditions of the Construction Financing Rider, and to provide funds for the acquisition and installation of equipment. Requests for disbursements for construction costs shall be made to the Voucher Control Company (as defined in the Construction Financing Rider), or as otherwise directed by Lender, not later than 4:00 p.m., central time, five (5) Business Days prior to the date the requested disbursement is to be made. Such requests for disbursement shall be accompanied by all information required under Section 2.8 hereof and under Section 4 of the Construction Financing Rider, and also accompanied by approvals of the General Contractor (as defined in the Construction Financing Rider) and the Borrower prior to submittal for approval and funding. Lender will be copied on all payment requests at the time each is submitted by the General Contractor. Payment requests may be submitted by pdf copies via email or other means acceptable to Lender in accordance with the form provided by General Contractor as an exhibit to the Construction Financing Rider. Funds for the acquisition and installation of equipment shall be completed in accordance with the requirements and policies of Lender and Servicer. Lender may determine whether any draws of funds from the proceeds of the Loan are to be deposited into a segregated construction account for subsequent payment to the General Contractor or other contractors for construction costs of the Project or for the acquisition and installation of equipment, or may be paid directly from Lender to the General Contractor of other contractors as determined by Lender.

B.         In addition to what is required under the Funds Control & Inspection Services Agreement among Tetra Tech, Inc., Aemetis Biogas 2 LLC, Hartman Engineering, and Lender, dated June 13, 2023, the following certifications are required for each request for disbursement:

Certification by the General Contractor to the Lender that the work referred to in the draw has been successfully completed or milestones met or eligible equipment has been or will be ordered;

(2)    Certification from the Borrower to Lender that all debts, including but not limited to, all amounts then due and payable under the Construction Contract, have been paid or will be paid and all mechanics’ liens have been or will be released;

(3)    Confirmation from Borrower that it is complying with all requirements of the Loan Agreement and other Loan Documents;

(4)    Certification by the Borrower that to its knowledge no Loan funds have been improperly disbursed to the Borrower or its Affiliates; and

(5)    Certification by the Voucher Control Company to Lender as required under the Construction Financing Rider.

(6)    Notwithstanding the foregoing, and in addition to all other rights and remedies hereunder, Lender may restrict or deny the payment of any funds from the Project Accounts (or any of them) for any purpose if Borrower has breached any financial or other covenant under the Loan Documents or will be in breach of any financial or other covenant if such payment is made, or if an Event of Default has occurred and is continuing.

2.9    Lender’s Right to Apply Funds in Project Accounts. Notwithstanding any provision herein to the contrary, if an Event of Default has occurred and is continuing, Borrower irrevocably waives the right to direct the application of any and all funds in the Project Accounts at any time or times hereafter, and Borrower does hereby irrevocably agrees that, in addition to all of the rights and remedies available to Lender, Lender shall have the continuing right to apply any or all of such funds against the Obligations.

2.10    Conditions Precedent to Closing of Loan. Lender will disburse the proceeds of the Loan to Borrower in accordance with the terms and conditions of this Loan Agreement and the Construction Financing Rider if all matters, documents, papers and certificates required under this Loan Agreement and the other Loan Documents have been furnished to Lender’s reasonable satisfaction, including, without limitation, the following documents and matters, each in form and of substance satisfactory to Lender, due on or before the Closing Date, unless otherwise provided, PROVIDED, HOWEVER, that Lender shall have no obligation to advance any sum to Borrower if Borrower is not in full compliance with all covenants hereunder or if an Event of Default has occurred and is not cured within any applicable cure period expressly set forth herein:

(a)    Execution and Delivery of All Loan Documents. All Loan Documents are in form and substance acceptable to Lender and have been duly executed and delivered by the parties thereto, the Mortgages have been fully executed and is in sufficient form for recording in Stanislaus County and Merced County, California, and any other such matters as set forth herein shall have been completed and delivered to the satisfaction of Lender.

(b)    Authority and Compliance Documents. Any documents Lender may require: (i) to establish the authority of any Obligor to enter into this Agreement and the other Loan Documents including, but not limited to, governing instruments, certificates of incumbency and resolutions of the appropriate governing body; and (ii) to establish the good standing of any Obligor with any relevant governing, taxing, or regulatory body, including, but not limited to, certificates of existence and tax compliance certificates; all of the foregoing in a form and of substance satisfactory to Lender and certified as to completeness and accuracy by the appropriate officer of such Obligor.

(c)    Title Insurance and Surveys. In connection with the Real Property Collateral, Borrower shall cause to be delivered to Lender, at or prior to Closing, (i) a pro forma ALTA title insurance policy or policies in Lender’s favor insuring the lien of the Mortgages on the Real Property Collateral, together with any endorsements required by Lender, containing no exceptions which are unacceptable to Lender, endorsed as of the Closing Date and in amounts satisfactory to Lender; and (ii) ALTA/NSPS Land Title Surveys of all Real Property Collateral, certified to Lender and the Title Insurance Company and dated within 30 days prior to Closing, each in form and content satisfactory to Lender.

(d)    Assurance of Lien Position. Assurances, to the reasonable satisfaction of Lender, of Lender’s requisite lien position with respect to the Collateral, including, but not limited to, Lender’s receipt of landlord consents and waivers from third parties claiming rights in the Collateral under statute, contract or otherwise.

(e)    Third-Party Lenders. Lender shall have reasonable assurances that Borrower does not have any other loans outstanding from any third-party lenders or other Persons.

(f)    Financial Statements and Other Periodic Reports. Borrower’s interim Financial Statements and all other periodic reports described on Schedule 4.1(b) for the most recently ended reporting period closest to the Closing Date, and any other financial information with respect to any Borrower as Lender may reasonably require, including, but not limited to, the most recent annual Financial Statements of each Obligor.

(g)    Payment of Fees and Closing Costs. Payment of all fees and closing costs required hereunder and under the other Loan Documents.

(h)    Evidence of Equity Contribution. Borrower has provided Lender with acceptable evidence that Borrower has contributed at least $8,608,604 toward the Project (to include costs paid in development of the Ackerman Dairy).

(i)    USDA Conditional Commitment and USDA Guarantees. (i) USDA shall have issued the USDA Guarantees in form and of substance satisfactory to Lender providing coverage for both the Construction Phase and Term Phase of the Loan; and (ii) Borrower shall have satisfied all conditions precedent and all terms, conditions, covenants and requirements under the USDA Conditional Commitment to the satisfaction of Lender and the USDA

(j)    Opinion of Counsel. An opinion letter, or letters, from an attorney acceptable to Lender, which shall opine, among other things requested by Lender, that: (i) each Obligor is duly organized, validly existing and in good standing under the laws of the state of such Obligor’s charter and any other state or jurisdiction where such Obligor regularly does business; (ii) each Obligor has the full power and authority to undertake the activities contemplated by the Loan Documents; (iii) all Loan Documents have been duly authorized, executed and delivered by each Obligor; (iv) the Collateral Documents create a lien on or security interest in the Collateral except when otherwise specified in such opinion letter; (v) the Loan Documents and their terms do not violate any laws including, without limitation, any usury laws or similar laws of the jurisdictions where any Obligor or any Collateral is located; (vi) each Loan Document constitutes the valid and legally binding obligation of Borrower and its enforceable in accordance with its terms under the laws of the State of California; and (vii)  such other matters are Lender and its legal counsel may request.

(k)    Control Agreements. Upon request of Lender, Borrower shall also execute and deliver deposit account control agreements in favor of Lender on all deposit accounts on forms provided by Lender.

(l)    Guarantor. The Guarantor has signed and delivered the Lender form corporate guaranty, each guaranteeing the timely payment of all principal and interest on the Loan as and when due, and in form and substance satisfactory to Lender (collectively, the “Individual Guarantees”).

(m)    Required Equity Contribution. Borrower shall have provided evidence satisfactory to Lender that it has made the Required Equity Contribution.

(n)    Permits and Pathways. Borrower has acquired, or has the ability to acquire without undue delay, all required permits, pathways and registrations from the appropriate Governmental Authorities for the development and operation of the Project.

(o)    Signed Construction Contract. The signed Construction Contract for the complete construction of the Project has been finalized and delivered, which includes scope, initial budget and schedule for the Project, in each case as acceptable to the Lender and the Voucher Control Company.

(p)    Master Operations and Management Agreement. Borrower has entered into a Master Operations and Management Agreement with Aemetis Biogas Services LLC, a Delaware limited liability company (“Aemetis Services”) dated August 1, 2022 (the “O&M Agreement”) for the ongoing management of the Project. Under the O&M Agreement, Aemetis Services will provide scheduled equipment maintenance, preventative maintenance, remote and on-site diagnoses of problems and programming, and media replacement, and other maintenance-related services as needed. Aemetis Services will maintain 24-hour remote connectivity with the Project and on-site operations personnel as needed. Aemetis Services will track inventory, order replacement parts, and assist in orders for consumables. The term of the O&M Agreement is for a period of twenty-five (25) years with right to renew every five years thereafter.

(q)    RNG Sale and Purchase Agreement. Borrower has entered into an agreement to produce and deliver through pipeline renewable natural gas (“RNG”) to Aemetis Services based on the following terms:

(i)    Borrower Product: RNG supplied from Borrower after impurities removed from the digester gas clean up skid or main gas clean up HUB located at Aemetis Advanced Fuels Keyes (“AAFK”).

(ii)    Quantity: Borrower has no minimum volume requirement to deliver to Purchaser. Purchaser will buy quantity needed for operations.

(iii)    Delivery: Borrower Product shall be delivered by pipeline to Aemetis Services’s agreed Delivery Point at AAFK. Borrower shall pay for conveyance of RNG to Aemetis Services through pipeline.

(iv)    Price: Each month Aemetis Services shall have earned a commission of thirty percent (30%) of the sales revenue derived directly from prior month actual Borrower gas molecules delivered via pipeline to Aemetis Services and withhold thirty percent (30%) of actual prior month value from RINs and LCFS Credits generated by Borrower RNG.

(v)    Payments: Invoices issued monthly and paid within 30 days of delivery of RNG based on actual Aemetis Services volume from prior month.

(vi)    Term: 20 years from the Effective Date.

(r)    [Reserved]

(s)    Other Filings. Borrower shall have made such filings with the Nevada Secretary of State as needed to qualify to transact business in the State of Nevada.

(t)    Other Matters. All other matters as Lender may reasonably require have been completed to its satisfaction.

2.11    Fees and Deposits. In addition to any other payment or reimbursement obligations of any Obligor set forth in this Agreement and the other Loan Documents, Borrower shall pay the following fees and make the following deposits:

(a)    Closing Fee. Borrower shall pay or cause to be paid to Lender and other parties at Closing the following: (i) the loan origination fee to Lender in the amount of $375,000.00; and (ii) the fees and costs listed on the settlement statement executed by the Parties for Closing.

2.12    Construction of the Project. The Borrower will ensure that the construction of the Project will be diligently pursued and that substantial completion will occur by no later than the date that is 427 days from the date of commencement of construction of the Project. In connection therewith, and in addition to the Construction Financing Rider, the Borrower hereby represents, warrants and covenants as follows:

(a)    The development of the Project will be pursuant to the signed Construction Contract which includes the initial equipment budget, schedule for the equipment purchases and signed purchase orders (fully executed by Borrower and vendor) for all equipment. The Construction Contract must be acceptable to the Lender.

(b)    The Construction Contract includes, at a minimum, a requirement that the General Contractor shall cause the Project to be substantially complete by the date that is 427 days from the date of commencement of construction of the Project.

(c)    The Construction Contract specifies that the General Contractor shall be responsible for procuring or furnishing the design for the scope of work outlined in the Construction Contract and for Substantial Completion of the Project consistent with the Construction Plans.

(d)    The warranties for all individual mechanical components from third party subcontractors or parties shall adhere to the scope of the Project and their intended use and utility. The General Contractor, or the equipment supplier or manufacturer as a pass-through warranty, will, for a period of at least one year following the later of (i) Substantial Completion, (ii) the time the defective work is actually performed and (iii) initial start-up and acceptance by the Borrower, warrant all products to be free of defects in material and workmanship when properly installed and operated.

(e)    The terms of the Construction Contract, including but not limited to, the definition of “Substantial Completion”, shall be subject to the mutual agreement of the Lender, the Borrower, and the General Contractor. All disbursements for payments under the Construction Contract shall be subject to Borrowers and Lender’s prior approval (including Lender’s Project Inspector), which will include verification that all associated milestones have been met and/or verification of the relevant performed activities, and other Lender standard policies and conditions for approval of construction draws for commercial facilities and as detailed in the exhibits made part of the Construction Financing Rider in both form and amount as shown therein.

(f)    The Construction Contract, as accepted by the Lender, contains provisions that define when the Construction Contract will be completed, expire and be terminated.

(g)    All Project facilities to be designed utilizing accepted architectural and engineering practices and conform to applicable federal, state, and local codes and requirements. For all construction contracts in excess of $10,000, the Borrower shall require contractors to comply with Federal Equal Employment Opportunity regulations. The Borrower will also provide assurances to the Lender that the Project will be completed using the available funds, that the amount of available funds are sufficient to complete the Project as planned, and once completed, will be used for its intended purpose and following completion of construction and performance testing, the Project will produce product that meets or exceeds the production quantities and qualities specified in the feasibility study provided to Lender by Borrower in connection with the application for the Loan and the USDA Conditional Commitment.

(h)    All project development will conform to applicable federal, state, and local code requirements.

(i)    All Borrower pre-date of Substantial Completion equity and Loan proceeds shall be used in accordance with the approved plans, specifications, and contract documents, and all Loan funds shall be used only for eligible costs (as described in the applicable USDA regulations).

(j)    The General Contractor will provide Lender with all plan sets as completed and as detailed in the Construction Contract.

(k)    Change orders will only be made in accordance with the Construction Financing Rider and Exhibits thereto.

(l)    The General Contractor has sufficient insurance in full force and effect to protect against monetary loss while the Project is under construction and in start-up stage, including, but not limited to:

(i)    Commercial General liability insurance,

(ii)    Umbrella/excess liability insurance, and

(iii)    Contractor’s Pollution Liability insurance.

(m)    All funds for construction of the Project will be disbursed under the Loan pursuant to approved draws, and, if required by Lender, maintained in the Construction Account.

(n)    Final contracts for construction will be provided for Lender and USDA review and approval. Only overhead costs that are related to the Project can be paid from Loan funds. In the event that any development work is performed at least in part by an Affiliate of the Borrower, Loan funds will not be used to pay profit, however designated, for any of the principals or their affiliates. The General Contractor is not an Affiliate of Borrower.

(o)    Once construction begins, the Lender will:

(i)    Only advance Loan funds as needed to pay construction and equipment procurement costs, exclusive of any down payment included in Construction Contract.

(ii)    Require Borrower to provide the Lender with monthly reports documenting the use of the Loan proceeds until construction, commissioning and startup are completed. The reports shall include the following:

•                  List of construction draws;

•         List of equipment draws:

•                  Details of equity and Loan funds paid to date;

•                  Status of construction and equipment acquisition and installation;          and

•         Concerns, potential problems, delays, cost overruns, etc.

(p)    Notwithstanding anything herein to the contrary, Lender may, at its reasonable option and with the concurrence of its Project Inspector (as defined in the Construction Financing Rider), at any time prior to Final Project Completion (as defined in the Construction Financing Rider), establish reserves from the undisbursed portion of the Loan in such amounts which are necessary (i) to pay, in whole or in part, any lien or claim prejudicial to the liens or security interests of Lender in the Project or the Collateral,  (ii) to fund any expenditures or allocations of funds necessary to complete the Project in accordance with the Construction Plans in the event it is determined by Lender or its Project Inspector that the Project is not being completed in accordance with the Construction Plans approved by Lender (subject to permitted or approved change orders in compliance with this Construction Financing Rider) or (iii) to pay any of the General Contractor, subcontractors or material suppliers on the Project in the event it is determined by Lender that any draw or draws of Loan funds have not been paid by the General Contractor or the Borrower for their intended purpose(s) submitted in the draw request for such funds or in the manner approved by the Lender in accordance with the construction budget, construction cost breakdown and draw schedule for the Project. The aggregate amount of any such reserves shall be deducted from the then-undisbursed Loan proceeds. Additionally, upon the occurrence of any Event of Default not cured within any applicable cure period, Lender may cease disbursements of Loan proceeds.

(q)    If Lender determines at any time, in its reasonable discretion and with the concurrence of its Project Inspector and the General Contractor (which will be deemed given unless objection is received within ten (10) days of the request for concurrence), that the funds remaining undisbursed on the Loan are insufficient to complete the Project in accordance with the Project Development Plan, Project budget or the Construction Contract, Lender may require Borrower to deposit funds from a source other than from Loan proceeds in a reserve account in an amount equal to such shortfall. Such funds shall be advanced in accordance with draw request procedures set forth herein as development of the Project progresses, before any additional Loan proceeds are distributed.

2.13    Servicing the Loan and the Servicer. Lender is granted the right to appoint a Person to assist Lender in servicing the Loan (the “Servicer”) at any time with written notice thereof to Borrower. Upon such appointment, the Servicer shall have full authority to act on Lender’s behalf on all matters applicable to the Loan, the Borrower, the Guarantor, the Collateral and the Project, including, without limitation, the following:

(a)    The Servicer shall have full authority to service the Loan and to take any and all actions on behalf of the Lender under this Loan Agreement and under all other Loan Documents with respect to the Loan, the Borrower, Guarantor, and the Project including, without limitation, administering the Loan, dispersing loan proceeds, approving payment requests, holding required reserves and deposits, receiving and administering loan and other payments under the Loan, communicating with Borrower and Guarantor, requesting and receiving reports and information, administering inspections, providing notices to Borrower, Guarantor and any Persons, providing demands for payment under the Notes and Guarantees, approving or declining the taking of actions, providing consents and approvals (or declinations) for waivers, amendments or other approvals, enforcing of all rights and remedies under the Loan Documents on Lender’s behalf, and any other activities relating to the Loan.

(b)    All reports, documents, notices, schedules, financial statements and other materials that are to be delivered to Lender under this Loan Agreement and the other Loan Documents are to be delivered to, and addressed to, Servicer in addition to Lender.

(c)    All payments under the Notes, and payments of other Obligations due Lender, are to be made to Servicer, which, upon receipt in full by Servicer, shall be deemed made to and received by Lender.

3.    Representations and Warranties. To induce Lender to make and/or continue to make Loan, each Obligor, as noted, makes the following representations and warranties which shall be true and correct at Closing and at all times during the term of this Agreement and so long as any Obligations remaining outstanding or unsatisfied:

3.1    Good Standing/Ownership. Borrower is duly organized, validly existing and in good standing under the laws of the State of its charter or organization as provided in the caption of this Agreement and any other state or jurisdiction in which it regularly does business and has the requisite corporate, company or partnership power and authority, as applicable, to own its property and to carry on its business in each jurisdiction in which it regularly does business;

3.2    Authority and Compliance. (a) Each Obligor has full power and authority to execute and deliver this Agreement and the Loan Documents and to incur and perform the Obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate, company or partnership action, as applicable, of such Obligor; (b) each Obligor is in compliance with all laws and regulatory requirements to which it is subject; and (c) no consent or approval of any public authority or other third party is required as a condition to the validity of any of the Loan Documents with respect to any Obligor;

3.3    Binding Agreement. This Agreement and the other Loan Documents executed by each Obligor constitute valid and legally binding obligations of each such Obligor enforceable in accordance with their terms;

3.4    Litigation. There is no proceeding involving any Obligor pending or, to the knowledge of such Obligor, threatened, before any court or Governmental Authority, agency or arbitration authority that could have an adverse effect on the ability of any Obligor to pay their obligation when due or to perform their duties under the Loan Document on a timely basis.

3.5    No Conflicting Agreements. There is no charter, bylaw, operating agreement, stock provision, partnership agreement or other document, instrument or agreement pertaining to the organization, power, or authority of any Obligor, nor a provision of any existing material agreement, mortgage, indenture or contract binding on any Obligor or affecting such Obligor’s properties, which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement and the other Loan Documents.

3.6    Ownership of Assets. Each Obligor has good title to its assets, including, without limitation, the Collateral, and such assets are free and clear of all judgments, liens, and encumbrances, except for the Permitted Liens.

3.7    Taxes. All taxes and assessments due and payable by any Obligor have been paid or are being contested in good faith by appropriate proceedings, and each Obligor has filed all tax returns which it is required to file.

3.8    Environmental Matters. Except as may be otherwise disclosed to and acknowledged by Lender in writing prior to Closing and otherwise as would not reasonably be expected to cause a Material Adverse Change, any real property owned or leased by Borrower, including, without limitation, the Real Property Collateral (collectively, the “Subject Property”) (i) to Borrower’s knowledge, has never been and is not now being used in violation of Environmental Laws; (ii) there are no proceedings that have been commenced against Borrower concerning any alleged violations of any Environmental Laws on or related to the Subject Property, nor does Borrower have any reason to know of any; (iii) the Subject Property is free of any Substances and is not being used for the storage, treatment or disposal of any Substances except for amounts of Substances that are stored and used in a manner that (a) does not violate or result in a potential violation of any Environmental Laws and (b) is consistent with customary business operations permitted under the zoning of the Real Property Collateral; (iv) if such Obligor is transporting any Substances, such transportation is being conducted in compliance with all applicable laws; and (v) such Obligor has all required permits for the use and discharge of any Substances on the Real Property and all uses and discharges on such Subject Property are being made in compliance with such permits.

3.9    Compliance with Laws. Except as otherwise disclosed to and acknowledged by Lender prior to Closing, each Obligor is in material compliance with all federal, state, and local laws, regulations and governmental requirements applicable to it or to any of its property, business operations, employees, and transactions (including, but not limited to, any Environmental Laws, OSHA, ERISA, Pension Benefit Guaranty Board, and laws regulating wetlands).

3.10    Accurate Financial Information and Periodic Reports. The financial information and other reports, including, without limitation, those periodic reports described on Schedule 4.1(b), furnished to Lender by each Obligor are complete and accurate in all material respects and will be complete and accurate in all mutual respects, and disclose, without limitation, any and all direct and contingent liabilities of such Obligor, and accurately reflect the matters addressed therein, including, without limitation, that no change has occurred in the financial condition of such Obligor since such information was furnished that would cause a Material Adverse Change with respect to such Obligor.

3.11    Solvency. (i) Each Obligor is Solvent, and the pledge of the Collateral and execution and performance of the Loan Documents will not cause any Obligor to no longer be Solvent; (ii) each Obligor has made adequate provision for the payment of all of its creditors; and (iii) no Obligor has entered into any transaction contemplated in this Agreement or any other Loan Document to provide preferential treatment to Lender or any other creditor of such Obligor in anticipation of seeking relief under federal or state bankruptcy or insolvency laws.

3.12    ERISA. Except as otherwise disclosed to Lender in writing: (i) no employee benefit plan established or maintained, or to which contributions have been made, by Borrower, which is subject to Part 3 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), has an “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA) as of the date hereof, or would have had such an accumulated funding deficiency on such day if such year were the first year of such plan to which such Part 3 applied; (ii) no “Prohibited Transaction” or “Reportable Event”, as defined under ERISA, occurred with respect to such employee benefit plan as of the date hereof; (iii) no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan; (iv) each such employee benefit plan (if any exists) complies and will comply fully with all applicable requirements of ERISA and of the Internal Revenue Code of 1986 as amended (“Internal Revenue Code”) and with all applicable rulings and regulations issued under the provisions of ERISA and the Internal Revenue Code; and (v) this Agreement and the consummation of the transactions contemplated herein will not involve any prohibited transaction within the scope of ERISA or Section 4975 of the Internal Revenue Code.

3.13    Corporate Affiliates. Neither Borrower nor Guarantor is an Affiliate of General Contractor. No Person, other than Guarantor, owns twenty percent (20%) or more of the Membership interests in Borrower.

3.14    Place of Business, Charter State and Residence. (a) Borrower’s chief executive office and principal place of business is located at 20400 Stevens Creek Boulevard, Suite 700, Cupertino, California 95014, and its state of organization is Delaware; and (b) Guarantor’s place of business is 20400 Stevens Creek Boulevard, Suite 700, Cupertino, California 95014, and its state of organization is Delaware.

3.15    Location of Personal Property Collateral and Records. All tangible Personal Property Collateral, including, without limitation, all Inventory, Furniture and Equipment, and any records, documents or instruments relating to such Collateral are located only at such locations as listed in Schedule 3.15 hereof.

3.16    Inventory Production, Warehousing and Consignment. (a) All Inventory, including, but not limited to the collections processing refining and production of methane gas and renewable natural gas, produced or offered for sale by Borrower during the term hereof will be produced in compliance with the requirements of the Federal Fair Labor Standards Act; (b) where any Inventory or is stored with a bailee, warehouseman or similar party, Borrower shall cause to be issued and deliver the same to Lender periodically upon request by Lender, in form and substance acceptable to Lender, warehouse receipts therefor in Lender’s name; PROVIDED, FURTHER, that nothing in this section shall be construed to otherwise permit any Inventory to be stored or located at any location other than as expressly permitted in this Agreement; and (c) no Inventory of Borrower shall be consigned to any Person without Lender’s prior written consent, and, if such consent is given, Borrower shall, prior to the delivery of any Inventory on consignment: (i) provide Lender with all consignment agreements to be used in connection with any consigned Inventory all of which shall be acceptable to Lender, (ii) prepare, execute and file appropriate financing statements with respect to any such consigned Inventory showing Lender as assignee, (iii) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory are to be located and deliver to Lender copies of the results of all such searches, (iv) notify, in writing, all of the creditors of the consignee which are or may be holders of Liens in the Inventory to be consigned that Borrower expects to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type, and (v) do all such other things and acts as may be necessary or desirable to fully perfect on a first priority basis Lender’s security interest in said Inventory.

3.17    Labor Relations. No Obligor is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of such Obligor’s employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

3.18    Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Obligor and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Obligor, or with any material supplier, franchisor or franchisee of any such Obligor, and there exists no present condition or state of facts or circumstances which would materially affect or prevent any such Obligor from conducting its business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

3.19    Name; No Merger. (a) No Obligor has changed such Obligor’s name or been known by any other name within the last five (5) years; (b) no Obligor uses or has ever used any trade or fictitious name in the conduct of its business except as identified as a “d/b/a” in the caption of this Agreement; each such Obligor is the sole owner of all such names listed in the caption of this Agreement; and any and all business done, and all invoices issued, in such names are such Obligor’s sales, business and invoices; (c) any trade name of any Obligor permitted under (b) above, if any, represents a division or trading style of such Obligor and not a separate Subsidiary or Affiliate or independent entity; and (d) no Obligor has been the surviving entity in a merger effected within the last five (5) years.

3.20    Partnerships; Contingent Liabilities. Except as indicated in the Financial Statements of Borrower and Guarantor delivered to Lender prior to Closing, neither Borrower or Guarantor are a partner or joint venturer with any other Person or a participant in any business enterprise for which it is generally liable, nor does Borrower or guarantor have any contingent liabilities of any description except for Permitted Indebtedness and as otherwise expressly disclosed in this Agreement,

3.21    Regulation U. No proceeds from the Loan shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

3.22    Commercial Loan. The Loan is not a “consumer transaction”, as defined in the Code or any other applicable law, rule or regulation, and none of the Collateral has been, is currently or will be future purchased or held primarily for personal, family or household purposes.

3.23    Racketeering. No Obligor is engaged in any activity that might constitute a pattern of racketeering activity or in any other conduct that might subject all or a material portion of such Obligor’s assets to forfeiture.

3.24    Equal Opportunity and ADA. (a)Equal Opportunity. For all construction contracts in excess of $10,000, the Borrower will insure that the General Contractor complies with Executive Order 11246, “Equal Employment Opportunity,” as amended by Executive Order 11375, and as supplemented by applicable Department of Labor regulations (41 CFR part 60). (b) Americans with Disabilities Act (ADA): If the construction of or addition to the Project accommodates the public and is a commercial facility, as defined by the ADA, the Project will comply with the ADA.

4.    Covenants of Parties.

4.1    Affirmative Covenants. During the term of this Agreement and so long as any Obligations remaining outstanding or unsatisfied, each Obligor covenants and agrees as follows:

(a)    Continuation of Pre-Closing Conditions, Representations and Warranties. All conditions precedent to the making of the Loan shall remain satisfied at all times in all material respects during the term of this Agreement, and all representations and warranties made by each Obligor in the Loan Documents shall be deemed to be made at all times during the term of this Agreement.

(b)    Financial Statements and Periodic Reports. Each Obligor, as noted, shall furnish or cause to be furnished to Lender such information reports and financial statements as identified on Schedule 4.1(b) attached hereto and made a part hereof, on the dates set forth therein or on a more frequent basis if reasonably requested by Lender.

(c)    Insurance. In addition to any other insurance requirements under any other Loan Documents: (i) each Obligor shall maintain with financially sound and reputable insurance companies insurance of the kinds, covering the risks, and in the amounts reasonably comparable to those usually carried by similar entities and individuals and sufficient to avoid the application of any co-insurance provisions, such insurance shall include, but not be limited to, liability insurance, flood insurance on the Martin Bros Dairy property and on the Borba Dairy Farms property (and otherwise to the extent required by Federal law or regulation including, without limitation, the Flood Disaster Protection Act of 1973), comprehensive hazard/casualty insurance on buildings, business theft (fidelity bond), contents and equipment and such coverage on the Collateral in amounts satisfactory to Lender; and (ii) Borrower shall exhibit or deliver certificates of such policies of insurance to Lender and provide appropriate clauses in the insurance policies indicating Lender’s status as co-insured mortgagee, additional insured, or lender loss payee, as applicable, as to the Collateral, as its interest may appear; PROVIDED, FURTHER, that Borrower hereby assigns to Lender the right, and further designates Lender as its lawful attorney-in-fact, to collect and receive any indemnity payment otherwise owed to such Obligor under any policy of insurance, regardless of whether Lender is named in such policy as a person entitled to collect upon the same. In addition to all other insurance requirements, Borrower shall increase its business interruption upon Substantial Completion of the Project to an amount that is acceptable to Lender;

(d)    Audits, Inspections and Appraisals. (i) Each Obligor shall permit the Lender’s officers or other representatives to visit and inspect upon reasonable notice, not to be less than two (2) business days, during business hours any of the locations of any Obligor, the Project (each location) or the location of any Collateral (provided that, while an Event of Default exists, and is not cured within any applicable cure period expressly set forth herein, Lender may make such visits and inspections at any time without prior notice) to examine and audit all of such Obligor’s Collateral, books of account, financial statements and ledgers, digital and printed records, contracts, reports, writings, certificates of title and other documents, papers and statements, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent accountants; and (ii) Lender may, on the occurrence and continuation of an Event of Default that is not cured within any applicable cure period expressly set forth herein and at Borrower’s sole cost and expense, require appraisals for all or some portion of the Collateral at any time, and such appraisals shall be done by an appraiser reasonably acceptable to Lender and shall be in form, substance and amount satisfactory to Lender; (iii) each Obligor, as applicable, assigns to Lender all right, title and interest of such Obligor in and to any leases or other agreements between any such Obligor and various persons having in their possession any or all of the Collateral, and such persons may rely upon this Agreement or a copy hereof as authority of Lender for entry upon said premises to the same extent and for the same purpose as such Obligor may enter thereupon; and (iv) the results of any of foregoing examinations, audits, appraisals, inspections and evaluations described in Subsections (i), (ii) and (iii) of this Section, and any reports produced in connection therewith, shall remain the sole and exclusive property of Lender, and no Obligor shall be entitled to inspect or review same; PROVIDED, HOWEVER, that each such Obligor agrees to remain bound to the party having possession of the Collateral for the performance of all obligations with respect to such Collateral, and the entry of Lender under the terms of this Agreement upon such premises shall not constitute an acceptance by Lender of any obligation of any such Obligor to any person having possession of such Collateral;

(e)    Maintenance, Remediation and Notification of Environmental Claims. Borrower shall: (i) maintain any Substances brought upon the Real Property Collateral in accordance with all applicable laws and promptly take all action that is needed to abate any material environmental risk or comply with any Environmental Laws on or related to the Real Property Collateral at its sole expense, subject to such legal and/or equitable defenses available to Borrower; (ii) promptly, upon Borrower having actual knowledge thereof, inform Lender in writing of any environmental risk or violation of any Environmental Laws on or related to the Real Property Collateral or the commencement of any proceeding against it or receipt of any notices by it concerning any alleged violation of Environmental Laws on or related to the Real Property and which would likely result in a Material Adverse Change; (iii) at Lender’s reasonable request or where notice to Lender is required under Subsection (v) hereof, obtain additional environmental audits covering any Real Property Collateral from experts reasonably acceptable to Lender; (iv) permit Lender, or any person or firm designated by Lender, to inspect the Real Property Collateral on reasonable notice, not less than two (2) business days, and during normal business hours; and (v) upon Borrower having actual knowledge thereof, immediately notify Lender in writing of: (A) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Substances affecting its business operations; and (B) all claims made or threatened by any third party against it relating to damages, contributions, cost recovery, compensation, loss or injury resulting from any Substances and which would likely result in a Material Adverse Change.

(f)    Environmental Indemnity. Borrower shall indemnify and hold Lender harmless from and against all liability, claims, demands, causes of action, losses, damages, costs and expenses (including reasonable attorneys’ fees and court costs), directly or indirectly arising out of the use, generation, storage, release, or disposal of Substances, whether resulting from the actions of Borrower, any predecessor in interest, or any other party, including, without limitation, the cost of any required or necessary inspection, audit, clean-up, or detoxification and the preparation of any closure or other required plans, consent orders, license applications, or the like, whether such action is required or necessary prior to or following transfer of title of Borrower’s Personal Property Collateral or Real Property Collateral, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, release or disposal of Substances on Borrower’s Personal Property Collateral or Real Property Collateral; PROVIDED, FURTHER, that the indemnity obligations under this Section are exclusive of, and in addition to, any other insurance, indemnity or reimbursement obligations which Borrower has under this Agreement or under any of the other Loan Documents, and the provisions of this Section shall survive the satisfaction or release of all Obligations and shall continue thereafter in full force and effect.

(g)    Purpose of Loan. Borrower shall use the proceeds of the Loan only for the purpose or purposes represented to Lender in Section 2.5.

(h)    Notice of Litigation. Borrower shall promptly, and in any event, no later than thirty (30) days after being served or otherwise receiving notice, notify Lender in the event that any legal action is filed against such Obligor, excepting workers’ compensation claims and matters for which the damages sought are less than One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate.

(i)    Free of Liens. Borrower shall maintain, at all times, the Collateral free of any Lien or encumbrance other than Permitted Liens.

(j)    Compliance with Laws. Borrower shall comply with all applicable federal, state, and local laws and regulations including, but not limited to, consumer protection laws, Food Safety Laws, Environmental Laws, OSHA, ERISA, and the Pension Benefit Guaranty Board.

(k)    Payment of Obligations. Borrower shall duly and punctually pay all Obligations, including, without limitation, principal and interest on the Notes, and each Obligor shall duly and punctually pay all other Indebtedness of such Obligor to any other Person other than Lender, it being understood, however, that this Section shall not be deemed to permit any Indebtedness other than Permitted Indebtedness.

(l)    Maintenance of Properties. Borrower shall: (i) keep the Project and all its properties, including, without limitation, the Collateral, in good repair and in good working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto; (ii) comply with the provisions of all leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder; and (iii) preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of the Project at nameplate capacity. Borrower shall take all actions to remain in good standing with al licensing authorities to maintain operations. Borrower shall notify Lender of any adverse findings made by a licensing authority if the violation cannot be corrected within 30 days of the date of notice of the adverse finding.

(m)    Notice to Lender. Borrower shall promptly (within three Business Days) notify Lender: (i) on the occurrence of any Event of Default; (ii) of any fact, condition or event, that would be giving of notice or passage of time, or both, could become an Event of Default; (iii) of any event causing a material loss or depreciation in the value of the Collateral and the amount of such loss or depreciation; (iv) on the failure of any Obligor to observe its undertakings hereunder; (v) on the occurrence of a Material Adverse Change with respect to any Obligor.

(n)    Landlord and Storage Agreements. Borrower shall provide Lender with copies of all agreements between Borrower and any landlord, custodian, bailee or warehouseman which owns any premises at which any Inventory, or other Collateral may reside, from time to time and shall promptly deliver to Lender any warehouse receipts, if applicable, and obtain lien waivers and subordinations as Lender may require covering any of the Collateral.

(o)    Bank Accounts. Borrower shall maintain: (i) depository and checking accounts with Lender, Servicer or with a federally insured financial institution acceptable to Lender and; and (ii) all hedging and securities accounts, in a financial institution, depository institution or broker, which are not federally insured, acceptable to Lender. If requested by Lender, the bank or financial institution shall execute, procure and deliver one or more control agreements in favor of Lender with respect to accounts held by them, including the acknowledgment and agreement of the subject depository institution or broker, all in a form and of substance satisfactory to Lender.

(p)    Additional Covenants Regarding Receivables.

(i)    Generally. Except as provided herein below or as otherwise provided in this Agreement or in the other Loan Documents, Borrower is obligated and authorized, in its own name, to diligently collect on any Receivable and pursue, in accordance with any applicable law, any available remedies against any Account Debtor or any other obligor thereon, with respect to such Receivable, subject to the direction and control of Lender.

(ii)    Joint Checks. Upon the occurrence of an Event of Default and the continuation thereof beyond any applicable cure period, and at the written request of Lender, Borrower shall cause all checks payable to Borrower by any Account Debtor on any Receivable of such Obligor shall be made payable jointly to such Obligor and Lender, and such Obligor shall, and does further authorize Lender to, send a notice of the foregoing joint check requirement to any such Account Debtor and take such action necessary to maintain compliance with the foregoing joint check requirement;

(iii)    Verification of Receivables. Borrower will submit annual account receivable, account payable and business debt schedules to Lender, each in form and substance reasonably acceptable to Lender, within 90 days of Borrower’s fiscal year-end. Upon the occurrence of an Event of Default and the continuation thereof beyond any applicable cure period, any of Lender’s officers, authorized representatives, employees or agents shall have the right, at any time, in Lender’s sole and absolute discretion, in the name of Lender, or in the name of any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph, or otherwise, and Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process;

(iv)    Lock Box and Collections Account. Upon the occurrence and continuance of an Event of Default that is not cured within any applicable cure period expressly set forth herein: (A) Lender may, in its sole and absolute discretion, require all payments on any Receivables or proceeds from the sale of any other Collateral of Borrower to be deposited or forwarded directly from the account party to either: (1) a Deposit Account designated by and under the exclusive control of Lender (the “Collections Account”) or (2) a post office box under the exclusive control of Lender to which Lender and its designees alone shall have access (the “Lock Box”), and Borrower further agrees to give notice to all of its trade or account debtors to mail payments due on all Receivables to the Lock Box and wire such funds to the Collections Account; (B) Borrower further agrees that Lender, or its designees, may open the Lock Box at any time and may receive, open and dispose of all mail addressed to Borrower therein, and may deposit any payments contained in the Lock Box in the Collections Account; (C) Borrower authorizes Lender, as its attorney-in-fact, to make any necessary endorsements on any draft, document or instrument evidencing any such Receivables and further waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto; (D) if any of Borrower’s Receivables are paid directly to Borrower in contravention of the foregoing, Borrower will immediately deliver the same to Lender, endorsed or assigned with recourse to Lender’s order to be deposited in the Collections Account and applied as provided herein; and (E) Lender shall, from time to time, apply such good funds in the Collections Account, or any portion thereof, against the Obligations or may pay such funds directly to Borrower, as Lender may so decide, in its sole and absolute discretion;

(v)    Collection and Enforcement (A) Upon the occurrence of an Event of Default and the continuation thereof beyond any applicable cure period, Lender may, in its sole and absolute discretion, notify any and all trade debtors and Account Debtors obligated on any or all Receivables of Borrower to make payment thereof directly to Lender and to take control of all proceeds of any such Receivables; (B) Borrower, if requested by Lender, shall stamp or cause to be stamped prominently on the face of each Receivable item evidenced by written instrument, and any documentation evidencing the same, in legible letters “PLEDGED AND ASSIGNED TO MAGNOLIA BANK AS SECURED PARTY, TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, AND ANY SALE, ASSIGNMENT OR TRANSFER THEREOF WOULD VIOLATE THE RIGHTS OF MAGNOLIA BANK” and shall turn over physical possession of such Receivables and any documentation related thereto to Lender; (C) the costs of such collection and enforcement, including reasonable attorney’s fees and out-of-pocket expenses and all other expenses and liabilities resulting therefrom, shall be borne solely by Borrower whether the same are incurred by Lender or Borrower; and (D) in addition to the rights set forth in this Section and elsewhere in this Agreement and in the Loan Documents, Lender directly, and as Borrower’s lawful attorney-in-fact, shall be entitled to enforce Borrower’s rights against trade debtors and Account Debtors;

(vi)    Government Receivables. If any of Borrower’s Receivables in excess of Ten Thousand and No/100 Dollars ($10,000.00) arise out of contracts with the United States or any department, agency, or instrumentality thereof, Borrower shall immediately notify Lender thereof in writing and execute any instruments and take any steps required by Lender in order that all monies due and to become due under such Receivables shall be assigned to Lender and notice thereof given to the government under the Federal Assignment of Claims Act.

(q)    Continuing Guaranty. If Borrower acquires, forms or purchases any other entity, such entity shall, without any further action by the Parties, unconditionally guarantee the repayment of all of the Obligations and waive any right to notice or demand and shall further execute and deliver to Lender an unlimited and continuing guaranty evidencing same; it being understood, however, that this Section shall not be deemed to permit any mergers or acquisitions or creation of any Subsidiary in violation of the provisions of this Agreement.

(r)    Equipment Covered by Certificates of Title. If any Equipment, Inventory or other Collateral is subject to or covered by any Certificate of Title statute, Borrower shall note Lender’s security interest thereon, and, on Lender’s request, promptly deliver each original copy of any such Certificate of Title covering such Collateral to Lender, or its designee, to be held until satisfaction in full of all of the Obligations, and Borrower shall take any steps necessary to perfect Lender’s security interest in such Collateral and shall further authorize Lender to do the same; PROVIDED, FURTHER, that Borrower shall not apply for any replacement Certificate of Title regarding any Collateral nor take any other steps or actions that may otherwise impair Lender’s security interest in the same.

(s)    Commercial Tort Claims. Borrower shall promptly notify Lender should Borrower obtain any “Commercial Tort Claim” (as defined in the Code) and take such steps as shall be requested by Lender to further evidence and perfect Lender’s security interest in the same.

(t)    Continuing Enforceability Covenants.

(i)    Continuing Enforceability of Loan Documents. The terms and conditions of each presently existing Loan Document shall remain in full force and effect and the transactions contemplated in this Agreement and the other Loan Documents executed concurrently herewith shall not be construed as a novation, waiver or release of the repayment or performance of any indebtedness, obligation or liability of any Obligor arising under any Loan Document, as such may have been modified, amended, restated and renewed from time to time.

(ii)    Continuing Priority of Liens and Security Interests. Each Obligor acknowledges and agrees that this Agreement, together with any transactions contemplated herein or occurring contemporaneously herewith, shall not disturb the existing priority of any Loan Document, or any lien or security interest in favor of Lender granted or created thereunder, and any such Loan Document, lien or security interest shall retain the same priority and effective date as originally provided in any such Loan Document.

(iii)    Cross-Collateralization of the Loan. Each Obligor hereby acknowledges and agrees that the repayment of the Notes, whether presently outstanding, executed concurrently herewith or arising at any time hereafter, together with the repayment and performance of any and all other indebtedness, obligations and liabilities of Borrower or any of its Affiliates to Lender, including, without limitation, the Obligations, arising under any Loan Document or any other agreement, document or instrument executed in favor of Lender shall be secured with equal force and effect by the Collateral, as may be modified from time to time, and any and all security documents, instruments and agreements executed with respect thereto, whether or not any such indebtedness, obligation or liability is specifically referenced or identified in any such document, instrument or agreement.

(iv)    Statement of Consideration. Guarantor represents and warrants that the making of the Loan to Borrower will result in a substantial benefit to it and acknowledges that its liability for the Obligations, as such liability is variously described in the Loan Documents, is unconditional, unlimited, joint and several, and that Lender is making the Loan in reliance upon the Guaranty of Guarantor and that Lender would be unwilling to make or continue to make the Loan without its Guaranty.

(v)    Release of Claims. Each Obligor acknowledges and agrees that no Obligor has any claim, defense, claim of offset or cause of action of any nature against Lender, its successors, assigns, representatives or officers, which would or will impair, reduce or diminish such Obligor’s liability to Lender under the Loan and any other Loan Documents or otherwise subject Lender, its successors, assigns, representatives or officers, to any direct or indirect liability, including, without limitation, any claim based on any act or omission of Lender or any officer, agent or representative of Lender related to the Loan or the administration of the Loan or any claim arising by reason or on account of or related directly or indirectly to any contractual relationship or transaction between any Obligor and Lender, its successors, assigns, agents, representatives or officers; PROVIDED, FURTHER, THAT, TO THE EXTENT THAT ANY SUCH CLAIM, DEFENSE, CLAIM OF OFFSET OR CAUSE OF ACTION OF ANY NATURE EXISTS AS OF THE DATE HEREOF, THEY ARE HEREBY WAIVED, RELEASED AND DISCHARGED BY EACH OBLIGOR AS AGAINST LENDER, ITS SUCCESSORS, ASSIGNS, REPRESENTATIVES AND OFFICERS.

(u)    USDA Guarantee Requirements. As long as any of the Obligations remain outstanding, each Obligor shall comply with all requirements, terms and conditions set forth therein and under the USDA Conditional Commitment. In the event of any inconsistency between the terms, conditions and requirements of the USDA Conditional Commitment and this Agreement or any other Loan Document the terms of USDA Conditional Commitment shall control, provided that any provision of any Loan Document which imposes additional obligations upon any Obligor or provides additional rights or remedies to Lender shall be deemed to be supplemental to, and not inconsistent with, the USDA Conditional Commitment and provided, further, that any pre-condition, continuing obligation or requirement applicable to Lender in favor of the USDA under the USDA Conditional Commitment shall be construed to be an obligation and requirement of each Obligor and a condition precedent to Lender’s obligations hereunder, all at Borrower’s sole cost and expense. The foregoing includes all requirements of Borrower set forth in the USDA Conditional Commitment under Section 19 “Environmental”, “Cultural Resources”, “Biological Resources”, “Air Quality”, “Noise”, “Transportation”, “Human Health and Safety” and “With Respect to the Borba Dairy Cluster” (which provisions are hereby incorporated herein by reference) and Borrower will provide Lender with reasonable evidence of compliance with such provisions during the course of construction of the Project and as otherwise may be necessary to satisfy the USDA that all such requirements have been complied with and satisfied.

(v)    Operations and Maintenance Services Agreements. Borrower, post-closing, but prior to Substantial Completion, must provide detailed operating plans relating to the daily operation and maintenance of the Project. The documentation should identify the proposed management team and their qualifications, staffing needs of the plant, standard operating procedures, training manuals and curriculums, and any other related services. If services are to be externally contracted, then copies of the contracts must be provided.

4.2    [Reserved]

4.3    Negative Covenants. During the term of this Agreement and so long as any Obligations remaining outstanding or unsatisfied, each Obligor, as noted, further covenants and agrees as follows:

(a)    Merger/Changes. Borrower shall not: (i) enter into any merger, reorganization or consolidation; (ii) make any substantial change in the basic type of business now conducted by it; (iii) undergo any material change in the ownership, management, effective control or day to day operations of Borrower; or (iv) change or otherwise modify its accounting methods, practices or fiscal reporting period for accounting or tax purposes, in each case without the prior consent of the Lender which consent shall not be unreasonably withheld or conditioned.

(b)    Name; Location of Collateral. Borrower shall not: (i) change the locations at which the Collateral or any books, records, contracts, writings, documents of title, or other documents, agreements or instruments related thereto are located, stored or maintained, without the prior written approval from Lender (ii) change its chief executive office and principal place of business without providing Lender with at least 30 days advance written notice thereof; (iii) adopt or make use of any fictitious or trade name not disclosed elsewhere in this Agreement; or (iv) change its name, identity or corporate structure or change its state of charter or organization without the prior written consent of Lender which consent shall not be unreasonably withheld or conditioned.

(c)    Judgments, etc. Borrower shall not allow any judgment or judgments for the payment of money in excess of the aggregate sum of Fifty Thousand and No/100 Dollars ($50,000.00), excluding amounts with respect to which an insurance carrier admits full coverage (except for applicable deductibles), to remain undischarged, unvacated, unbonded in full or unstayed for a period of sixty (60) days, unless execution thereof is stayed by a court of competent jurisdiction.

(d)    Sale of Collateral. Borrower shall not sell, transfer, assign, lease, pledge, abandon or otherwise dispose of any of the Collateral or any interest therein, without the prior consent of the Lender and USDA (as may be required), except for (i) Inventory in the ordinary course of business and (ii) machinery or equipment which has become obsolete and for which suitable replacement equipment, of equal value or usage, shall have been procured which becomes Collateral for the Loan.

(e)    Loan to and from Members, Stockholders, Affiliates and Others. Borrower shall not make loan, advances, extensions of credit to, or guaranty or become surety for, any other Person, including, without limitation, loans or advances to Affiliates. Loans/advances to stockholders, partners, members, owners, officers, or other Affiliates are prohibited. Except as provided herein, loans from stockholders, owners, officers or Affiliates must be subordinated to the Loan or converted to stock or partnership interests, and no payments are to be made on these debts unless (i) the Loan is current and in good standing and (ii) Lender consents to such payment.

(f)    Indebtedness/Guarantees. Borrower shall not create, incur, assume or suffer to exist any Indebtedness or obligation for money borrowed, or guarantee, endorse, or otherwise be or become contingently liable on any debt or obligations to any Person without first obtaining the written consent of Lender, except for the following (“Permitted Indebtedness”): (i) in addition to any other Indebtedness permitted under this Section, obligations to any Person (including, without limitation, to any Affiliate) other than the Lender not exceeding $1,000,000 in the aggregate; (ii) capital leases with rental payments not exceeding $100,000.00 in the aggregate per year; and (iii) operating leases with rental payments not exceeding $50,000.00 per year; (iv) any debt secured by purchase money liens permitted pursuant to Section 4.3(g)(iii) below; and (iv) other liabilities and obligations in existence as of the date of this Agreement and disclosed in the most recent financial statement submitted to Lender.

(g)    Liens and Security Interests. Borrower shall not create, incur, assume, or suffer to exist any mortgage, security deed, deed of trust, security interest, pledge, encumbrance, Lien or charge of any kind (including charges on property purchased under conditional sales or other title-retention agreements) on any of its property or assets, including, without limitation, the Collateral, now owned or hereafter acquired, except for (collectively, “Permitted Liens”) (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and against which reserves deemed adequate by Lender have been set up (excluding any Lien imposed pursuant to any of the provisions of ERISA); (ii) Liens arising in the ordinary course of business such as (A) Liens of carriers, warehousemen, mechanics and materialmen and other similar liens imposed by applicable Law, and (B) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of governmentally imposed social security (excluding Liens arising under ERISA) or (C) Liens in connection with surety bonds, bids, performance bonds and similar obligations for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which Borrower maintain adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed; (iii) subject to the limitation set forth in Section 4.2(f), Liens arising in connection with capital leases or operating leases (and attaching only to the property being leased) or Liens that constitute purchase money security interests on any property securing permitted debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such purchase money security interest attaches to such property within twenty (20) days after the acquisition of such property and attaches solely to the property so acquired; (v) Liens arising under the Loan Documents; and (vi) easements, rights of way, zoning ordinances and other similar encumbrances affecting the Real Property Collateral that do not create a Material Adverse Change on the value or use of the Real Property Collateral or in the operations as expected to be operated thereon, provided however, that Borrower shall obtain the subordination of any easement or right of way to Lender’s Mortgages upon request of Lender.

(h)    Affiliate Transactions. Borrower shall not purchase, finance the purchase of, acquire or lease property from, or sell, transfer or lease any assets or property to, any Affiliate of Borrower except in the ordinary course of Borrower’s business, under terms and conditions equivalent to or better than the terms and conditions which would apply if disinterested parties were involved and otherwise in accordance with the Loan Documents. Borrower shall provide written notice to Lender of each transaction with Affiliates within 30 days of the limitation of the contracting for such transaction(s).

(i)    Security Instruments and Financing Statements. Borrower shall not permit any financing statement, mortgage, deeds of trust, deed to secure debt or other security instrument, filing or document, excepting filings related to Permitted Liens, to be on file with respect to any of the Collateral.

(j)    Acquisitions. Borrower shall not purchase or acquire the obligations, assets, equity, stock or any other interest of any Person, except direct obligations of the United States of America or certificates of deposit or other investments issued by Lender (if offered).

(k)    Restrictions of Compensation. Compensation of officers of the Borrower, paid by the Borrower, will be limited to an amount that, when taken, will not adversely affect the repayment ability of the Borrower. This amount may not be increased year to year unless (1) an after-tax profit was made in the preceding fiscal year, (2) the Borrower is and will remain in compliance with covenants of the Loan Agreement and those identified in the Conditional Commitment as applying throughout, and (3) all Borrower debts are paid to a current status. This is not intended to apply to dividend payments to cover personal tax liability resulting from the profitability of Borrower’s business.

(l)    Lease Transactions. Borrower shall not enter into any sale and lease-back arrangement, either directly or indirectly without the prior consent of Lender which consent shall not be unreasonable withheld or conditioned.

(m)    Amendments. Borrower shall not amend any instrument evidencing a Permitted Lien or the indebtedness secured thereby.

(n)    Deposit of Funds. Subject to the Collections Account and Lock Box provisions of Section 4.1(p)(iv), Borrower shall deposit proceeds of the Collateral into a depository account as approved by Lender, in its sole and absolute discretion and such deposit account must be subject to a deposit account control agreement in favor of Lender and in form acceptable to Lender.

(o)    Adverse Transactions. Borrower shall not enter into any transaction, or permit any Subsidiary to enter into any transaction, which does or may materially and adversely affect the Collateral or Borrower’s ability to repay the Obligations when due.

(p)    Subsidiary Divestiture. Borrower shall not transfer, sell, pledge, encumber or otherwise assign any Membership interest or shares of stock or other interest in any Subsidiary or permit any Subsidiary to sell or otherwise dispose of substantially all of its assets.

(q)    Partnerships or Joint Ventures. Other than those existing and disclosed to Lender in writing before the Closing Date, Borrower shall not become or agree to become a general or limited partner in any general or limited partnership or joint venturer in any joint venture.

(r)    Acquiring Additional Fixed Assets. The Borrower will not invest in additional equipment and fixed assets purchases in excess of $100,000 in an annual aggregate amount, without Lender and USDA approval (as may be required). The Borrower will not lease, sell, transfer, or otherwise encumber equipment or fixed assets without the concurrence of the Lender (except for replacement of equipment in the order course of business)..

(s)    Dividend and Distribution Restrictions. Borrower will only make dividend payments or distribution payments in an amount that, when made, will not adversely affect the repayment ability of the Borrower on the Loan and other Obligations when due. In addition, no dividend payments or distribution payments will be made unless Borrower’s operations were cash flow positive in the preceding fiscal year after taking into account all operating expenses, non-financed capital expenditures, appropriate funding of all reserves and debt service, (2) the Borrower is in compliance with covenants of the Loan Agreement and those identified in this Conditional Commitment as applying throughout, and (3) all Borrower debts are paid on a current status. This is not intended to apply to distribution payments to cover personal tax liability resulting from the profitability of Borrower’s business.

(t)    Sale of Business. Borrower shall not enter into any agreement for the sale of its business or a material portion thereof, or to sell its business or a material portion thereof, without first obtaining the written consent of Lender which consent shall not be unreasonably withheld or conditioned.

4.4    Financial Covenants. During the term of this Agreement and so long as any Obligations remaining outstanding or unsatisfied, Borrower shall at all times maintain the following (collectively, the “Financial Covenants”):

(a)    Maximum Debt to Net Worth. Borrower shall maintain a ratio of (1) Indebtedness to (2) Tangible Net Worth of less than 9.0 to 1.0 measured annually, beginning at the end of the second year after Closing for the term of the Loan, and based on year-end CPA-reviewed financial statements;

(b)    Debt Service Coverage Ratio: Borrower’s Debt Service Coverage Ratio shall not fall below 1.25 to 1.00 beginning the second full year of operations of the Project, to be measured as of the last day of each fiscal year beginning fiscal year end 2025, annually for the term of the Loan and based on year-end CPA-reviewed financial statements. Debt Service Coverage Ratio shall be measured by EBITDA divided by aggregate annualized business debt service.

(c)    Current Ratio: Borrower will at all times maintain a Current Ratio of not less than 1:1, with “Current Ratio” being the ratio of current assets to current liabilities as defined by GAAP.

(d)    Global Definitions. For purposes of this Section 4.4, capitalized terms shall be as defined or determined under GAAP.

(e)    Testing Frequency and Calculations. The Financial Covenants shall be tested annually and calculated based upon the Financial Statements of the Borrower, prepared and delivered to Lender in accordance with Schedule 4.1(b).

(f)    Other Conditions. Unless otherwise agreed to by Lender in writing or as otherwise set forth in this Section 4.4, Borrower’s compliance with the Financial Covenants shall be determined after eliminations for Intercompany Transactions and reported on the Financial Statements and Covenant Compliance Certificate prepared in accordance with Schedule 4.1(b).

5.    Security Agreement and Collateral for the Loan.

5.1    Security Agreement and Collateral. Subject to the Permitted Liens, the payment and performance of the Obligations are secured by first Liens on all business assets in favor of Lender created under the Security Agreement, the Mortgages and under any other instrument or agreement delivered to Lender in conjunction with this Loan Agreement, including, but not limited to, encumbering the following personal property (collectively, the “Personal Property Collateral”):

(i)    All Personal Property of Borrower, including, but not limited to, all Goods, Accounts, Inventory, machinery, Equipment, Fixtures, Chattel Paper, Instruments, Investment Property, Letter of Credit Rights, Deposit Accounts, Commercial Tort Claims, General Intangibles, Payment Intangibles, Cash Proceeds, Certificates of Title, Documents (as defined in the Code), As-Extracted Collateral, licenses and licensing rights, revenue, income, securities, letters of credit, deposits, money, account receivables, intellectual property rights, systems, cash, timber, timber to be cut, oil, gas and other minerals extracted or to be extracted, shrubbery, apparatus, building materials and components, leases, rents and rent proceeds;

(ii)    All cash, investments and securities on deposit in the various accounts established pursuant to Section 2.8(a) hereof; and

(iii)    the Construction Contract; and

(iv)    All of the foregoing whether now owned or hereafter acquired and wherever located, together with any products, proceeds and progeny thereof, and any appurtenances, accessions and other rights, claims or benefits arising from or pertaining thereto, including, but not limited to, any claims to any of the foregoing property, and any claims Borrower has against any third parties, for the damage to or destruction of any or all portions of such property and or for proceeds payable under, or unearned premiums with respect to, policies of insurance.

5.2    Real Property Collateral. Subject to the Permitted Liens, the payment and performance of the Obligations are secured by all Liens in favor of Lender created under the Mortgages encumbering the Real Property Collateral, including the land, structures, improvements and fixtures, and in and to all leases relating thereto.

5.3    Additional Security Covenants. Borrower agrees to execute and deliver to Lender at Closing and at any time thereafter so long as any Obligations remain outstanding, any security documents, instruments or other agreements as reasonably requested by Lender and related to the Collateral, or any portion thereof, and further authorizes Lender to file any such documents, instruments or other agreements, or other proper notice of Lender’s security interest, and any continuation statements or amendments thereto, with any filing authority that Lender deems appropriate. PROVIDED, FURTHER, that each Obligor agrees that to the extent accepted by the applicable filing authority, a carbon, photographic or other reproduction of this Agreement, or any memorandum thereof, with respect to the Collateral shall be sufficient as a financing statement and may be filed as such by Lender, and that Lender may execute any financing statement filed pursuant to this Section either in its own name or in that of any applicable Obligor. In addition, upon request of Lender, Borrower shall cause deposit account control agreements to be executed and delivered in favor of Lender from each financial institution in which Borrower maintains deposit or securities accounts upon request of Lender for any accounts in which control agreements were not delivered at Closing or in which are not effective, each in form and substance acceptable to Lender.

5.4    Term. Notwithstanding anything set forth herein to the contrary, Lender’s security interests in the Collateral as provided in this Section 5 and as otherwise provided in this Loan Agreement, the Notes and the other Loan Documents, shall continue for as long as any Obligor is indebted to Lender or other person pursuant to this Loan Agreement, the Notes or other Loan Documents.

6.    Events of Default. The occurrence of any of the following shall constitute an event of default (each an “Event of Default”):

6.1    Payment. Any payment of principal, interest, or other sum owed to Lender under one or more of the Notes, under this Loan Agreement or under any of the other Loan Documents or otherwise due from any Obligor to Lender, is not made when due (subject to any applicable grace period provided in the Note).

6.2    Additional Defaults. (i) Any provision or covenant of any Loan Document is breached; or (ii) any warranty, representation, or statement made or furnished to Lender by any Obligor in writing in connection with the Loan and the Loan Documents, including any warranty, representation, or statement included in any Obligor’s Periodic Reports under Schedule 4.1(b), or to induce Lender to make or continue to make the Loan, is or becomes untrue or misleading in any material respect or (iii) any default or Event of Default under any of the Loan Documents occurs that, in the case of each of clauses (i), (ii) and (iii) is not cured within the applicable cure period described in Section 7.1 below, if any.

6.3    Cross-Default. (i) A default under one or more of the Notes or other Obligations which is not cured within any applicable cure period shall be an Event of Default hereunder; (ii) the occurrence of any Event of Default under the terms of loan documents evidencing any loan from Lender to Aemetis Biogas 1 LLC, a Delaware limited liability company, which is not cured within any applicable cure period, (iii) any default by any Obligor that occurs under any other agreement with Lender other than the Loan Documents, whether now existing or hereafter arising, including, without limitation, a default under any agreement that evidences any Indebtedness, other than the Loan, owed by any Obligor to Lender; or (iv) any default under any loan, credit or financing agreement between any Obligor and any other Person other than Lender, whether now existing or hereafter arising, which is not cured within the applicable cure period, if any.

6.4    Dissolution, Insolvency or Bankruptcy. (i) The dissolution, termination of existence, liquidation or insolvency of any Borrower or of other Obligor; (ii) the appointment of a receiver, custodian, trustee, executor, administrator, successor, personal representative, special administrator, guardian, attorney-in-fact, trustee, committee, conservator, or other fiduciary or agent over any part of the property of Borrower or of any other Obligor; (iii) any assignment for the benefit of creditors of Borrower or of any other Obligor; (iv) commencement of any proceeding by Borrower or by any other Obligor under state or federal bankruptcy laws or other insolvency laws; (v) the commencement of any involuntary proceeding against Borrower or against any other Obligor under state or federal bankruptcy laws or other insolvency laws, which is not dismissed within sixty (60)) days after such commencement; or (vi) any merger, consolidation or sale of Borrower’s or of any other Obligor’s assets other than as permitted hereunder.

6.5    Material Adverse Changes. Any Material Adverse Change occurs that materially adversely affects the ability of Borrower to meet its obligations under this Loan Agreement, any of the Notes, or the other Loan Documents.

6.6    Uninsured Losses; Unauthorized Dispositions. Any material loss, theft, damage or destruction not fully covered by insurance (as required by this Loan Agreement and subject to such deductibles as Lender shall have agreed to in writing), or sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement.

6.7    Business Disruption; Condemnation. (i) Any cessation of a substantial part of the business of any Borrower for a period which significantly affects its capacity to continue its business, on a profitable basis such that it is reasonably likely that Borrower will not be in compliance with Financial Covenants contained herein; (ii) the loss of any permits or licenses from any Governmental Authority to operate any of the [anaerobic digester facilities] at full nameplate capacity that continues for a period of 30 days; (iii) Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; (iv) any material lease or agreement pursuant to which Borrower leases, uses or occupies any of its properties shall be canceled or terminated prior to the expiration of its stated term; or (v) any part of the Collateral shall be taken through condemnation or the value of such properties shall be impaired through condemnation.

6.8    Change in Control. If: (i) any of the executive officers of Borrower should resign or be removed for any reason and an acceptable replacement officer is not appointed within 30-days thereof, unless written notice thereof shall be provided to Lender advising of any such occurrence and providing a corporate plan reasonably acceptable Lender on Borrower’s plan to address such situation, or (ii) the Guarantor fails to own a majority of the equity interests (and accompanying voting control rights) of Borrower’s general partner.

6.9    Sale of Assets. The sale or transfer of all or substantially all of Borrower’s assets without the prior written consent of Lender.

6.10    First Priority, Perfected Security Interest. If for any reason (other than solely as a result of Lender's failure to timely file any mortgage reinscription and/or Code continuation statements), Lender’s priority position with respect to any Collateral ceases to be a fully perfected, first-priority security interest or lien, except for Permitted Liens, either by virtue of the filing of a Code financing statement, a mortgage, security deed or other security instrument, by virtue of the operation of statute, or otherwise, or if any person shall make any filing altering or terminating any financing statement or other security instrument in favor of Lender without Lender’s prior written consent which is not reinstated or resolved to Lender’s satisfaction within ten (10) days of the filing thereof.

6.11    [Reserved]

6.12    RINS. If, for any reason, Borrower is unable to obtain renewable identification numbers associated with the sale of RNG for a period of 60 days, after the initial validation of the dairy pathway. Notwithstanding the foregoing, the 60-day period shall be extended for so long as reasonably required up to a maximum of 120 days to allow the Environmental Protection Agency to complete its verification process.

6.13    Lender Insecurity. Lender reasonably and in good faith deems itself insecure due to a Material Adverse Change in circumstances affecting the Borrower or affecting Lender’s Lien on any of the Collateral or diminishing the value of the Collateral.

6.14         Failure to Convent to Term Phase. Borrower fails to complete construction of the Project during the Construction Phase.

7.    Lender’s Remedies

7.1    Remedies. Upon: (i) the occurrence of an Event of Default under Section 6.1, or (ii) the occurrence of any Event of Default other than an Event of Default under Section 6.1 (except for any Event of Default arising under Section 6.4, for which there shall be no cure period), which shall remain uncured thirty (30) days after the occurrence thereof, provided that if (i) it is reasonably certain that the default cannot be cured within that thirty (30) day period and (ii) Borrower has commenced curing that default within the thirty (30) day period and thereafter diligently and expeditiously proceeds to cure that default, then that thirty (30) day period will be extended for long as reasonably required by Borrower in the exercise of due diligence to cure that default, up to a maximum of sixty (60) days after notice to Borrower of the Event of Default; Lender shall, to the fullest extent permitted by law, have the following rights and remedies, such rights and remedies being cumulative, non-exclusive and exercisable by Lender in its sole and absolute discretion and in addition to those available to Lender under any other Loan Document or otherwise available at law or in equity:

(a)    Acceleration. To declare the entire unpaid principal amount of the Loan, accrued interest thereon and all other Obligations to be immediately due and payable, without presentment, demand, or notice of any kind, and to terminate any advances under the Loan;

(b)    Discontinue Funding Draws. To discontinue all or any portion of disbursements under one or more of the Notes for the payment of construction related costs or for other purposes.

(c)    Immediate Possession and Control of Collateral. To take immediate possession and control of all Collateral whether now owned or hereafter acquired, without notice, demand, presentment, or resort to legal process, and, for those purposes, to enter the Project and any other premises where any such Collateral is located and remove such Collateral therefrom or render it unusable;

(d)    Assembly of Collateral. To require Borrower and other Obligors to assemble and make the Personal Property Collateral available to Lender at a place to be designated by Lender which is also reasonably convenient to Borrower;

(e)    Sale of Collateral. To retain all Personal Property Collateral in full or partial satisfaction of any unpaid Obligations as provided in the Code or sell such Personal Property Collateral at public or private sale after giving at least ten (10) days’ notice of the time and place of the sale in accordance with the Code, with or without having such Collateral physically present at the place of the sale;

(f)    Repair and Improvements of Collateral. To make any repairs and improvements to the Collateral which Lender deems necessary or desirable for the purposes of sale;

(g)    Set-off. To exercise any and all rights of set-off which Lender may have against any account, fund, or property of any kind, tangible or intangible, belonging to any Obligor which shall be in Lender’s possession or under its control;

(h)    Appointment of Receiver. To appoint or have so appointed a receiver, without bond, to take exclusive possession and control of the Collateral, or any portion thereof, together with any and all documents, instruments, agreements, books and records related thereto, for the purpose of preserving, improving, maintaining, and/or disposing of the Collateral, or any portion thereof, and collecting rents and proceeds arising therefrom and further exercising any such other rights and remedies as may be customary or otherwise available at law and in equity; the foregoing rights and remedies to be exercised by such receiver in its sole discretion or as otherwise directed by court order, and any and all costs, fees and expenses related thereto shall be an Obligation payable on demand;

(i)    Removal of Records. To remove from the Project and each Obligor’s premises, or any other location, all of the records described in Section 4.1(d) and keep and retain the same in Lender’s possession until all of the Obligations shall have been fully paid and discharged and Lender has no further obligation under this Agreement and the other Loan Documents;

(j)    Cure. To cure any Event of Default in such manner as deemed appropriate by Lender;

(k)    Foreclosure. To foreclose on any Collateral pursuant to the terms of the Mortgages and any of the other Loan Document, or at law or in equity; and

(l)    Law or Equity. To take any other action or remedy available under applicable law or in equity.

7.2    Proceeds. The proceeds from any disposition of all or any part of the Collateral shall be allocated by Lender as it determines in its reasonable discretion and in accordance with applicable Law.

7.3    Resort to Obligors. Lender may, at its option, pursue any and all rights and remedies directly against any and every Obligor, in the same or separate actions, at the same time or at different times, and with or without resort to any Collateral or any other Obligor.

7.4    Deficiency. To the extent the proceeds realized from the disposition of the Collateral shall fail to satisfy all of the Obligations, each Obligor, to the extent that such Obligor is also a Borrower or Guarantor hereunder and under the other Loan Documents, shall remain liable to pay any deficiency in the total amount owed to Lender under the Notes and Loan Documents subject to applicable law.

7.5    Advances/Reimbursements. All amounts due to Lender as a result of expenditures made by Lender or losses suffered by Lender shall bear interest at the highest default rate as provided under the Notes, or as otherwise provided in this Agreement, from the date demanded until paid in full. Unless otherwise specified in the Loan Documents, such advances and other sums, together with accrued interest, shall be due and payable from Borrower upon demand.

7.6    Marshaling of Assets; Payments Set Aside. Lender shall be under no obligation to marshal any assets or securities in favor of any Obligor or any other Person, or against or in payment of any or all of the Obligations. To the extent that any sum credited against the Obligations is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state of federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or such part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

7.7    Attorney in Fact. In addition to any other rights and remedies of Lender under this Agreement and the other Loan Documents, whether available on the occurrence of an Event Default or otherwise, on the occurrence of an Event of Default (and only for so long as such Event of Default is continuing), Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower’s true and lawful attorney (and agent-in-fact) and Lender, or Lender’s agent, may, without notice to Borrower and in Borrower’s or Lender’s name, but at the cost and expense of Borrower: (i) sell, transfer, settle, adjust, compromise, discharge or release any of the Collateral; (ii) prepare, file and sign Borrower’s name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (iii) receive and open all mail addressed to Borrower and notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (iv) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender or any other Lender on account of the Obligations; (v) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; (vi) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the other Collateral and to which Borrower has access; (vii) for and in the name of Borrower, give instructions and direct any bank or financial institution in which proceeds of the Collateral are deposited to turn over said proceeds to Lender; and (viii) do all other acts and things necessary, in Lender’s determination, to fulfill Borrower’s obligations under this Agreement and the other Loan Documents.

7.8    License of Rights. In advertising for sale and in selling any Collateral, subsequent to an Event of Default, Lender is hereby granted a license or other right to use, without charge, each Obligor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter or any property of a similar nature as it pertains to the Collateral and such Obligor’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit.

8.    Miscellaneous.

8.1    General Indemnity. Unless resulting solely from acts or conduct of Lender constituting willful misconduct or gross negligence (as determined by a non-appealable ruling of a court of competent jurisdiction) and in addition to any other indemnity obligations of any Obligor under this Agreement or any other Loan Document, each Obligor hereby releases and shall indemnify, defend and hold harmless Lender and its successors and assigns, and each entity which may be a current or future participant in the Loan or any portion thereof, their respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from: (a) acts or conduct of any Obligor under, pursuant or related to this Agreement and the other Loan Documents; (b) any Obligor’s breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents; (c) any Obligor’s failure to comply with any applicable Laws (including, without limitation, any Environmental Law, etc.); and (d) any claim by any other Obligor, or any principal, officer, agent, employee, or creditor thereof, against Lender arising out of any transaction whether hereunder or in any way related to the Loan Documents and all costs, expenses, fines, penalties or other damages resulting therefrom.

8.2    Discharge of Taxes, Obligors’ Obligations, Etc. Lender, in its sole discretion, shall have the right at any time, and from time to time, with at least ten (10) days prior notice to Obligor and if the applicable Obligor fails to do so, to: (a) pay for the performance of any Obligor’s obligations hereunder; and (b) discharge taxes, Liens, fines or penalties at any time levied against any Obligor or Lender in connection with the Loan or placed on the Collateral, or any of it, in violation of this Agreement unless such Obligor is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Such payments and advances shall: (i) be added to the Obligations; (ii) be secured with equal force and effect by the Collateral; and (iii) bear interest at the highest rate (including any default rate) applicable to the Loan, until reimbursed to Lender. Such payments and advances made by Lender shall not be construed as a waiver by Lender of a Default or Event of Default under this Agreement or any other Loan Document.

8.3    Notice. All notices, demands, or other communications given under the Loan Documents shall be in writing, and shall be sent via overnight courier or mailed to the address of each party as set forth below, said mailing to be certified United States government mail to the mailing address, with notice in each case to be effective when sent. Obligors must provide written direction to Lender to the designated Obligor for notice hereunder in order to change the address to which said notice shall be sent. Notices shall deemed to have been duly given, served, and delivered: (a) on the date personally delivered; (b) on the date of receipt by the addressee of any item transmitted by United States registered or certified mail (return receipt requested), postage prepaid; (c) on the date of receipt by the addressee of any item transmitted by e-mail other commercial electronically transmitted means, or (d) on the first (1st) Business Day following the date on which delivered to a commercially-responsible overnight courier which provides service between the point of origin and the point of destination, addressed to the party which is to receive such notice at the address stated above or to such other address(es) as may be designated in writing by the other parties:

If to Lender, to:	Magnolia Bank, Incorporated 651 West Dixie Avenue Elizabethtown, KY 42701 Attention: Servicing Department
If to Borrower, to:	Aemetis Biogas 2 LLC 20400 Stevens Creek Blvd., Suite 700 Cupertino, CA 95014-2296 Attention: Todd Waltz, Manager
If to Guarantor, to:	Aemetis Biogas Holdings LLC 20400 Stevens Creek Blvd., Suite 700 Cupertino, CA 95014 Attention: Todd Waltz, Manager

8.4    Waiver. No failure or delay on the part of Lender in exercising any power or right hereunder, and no failure of Lender to give any Obligor any notice of an Event of Default, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of any Loan Document or consent to any departure by any Obligor from any Loan Document shall in any event be effective unless the same shall be in writing and signed by Lender, and such waiver or consent shall be effective only in the specific instance and for the particular purpose for which it was given.

8.5    Benefit. The Loan Documents shall be binding upon and shall inure to the benefit of each Obligor and Lender and their respective successors and assigns.

8.6    Assignment and Participation. No Obligor may transfer, assign or delegate any of its duties or obligations hereunder without Lender’s prior written consent. Lender may (i) assign the Notes (or any of them), the Loan and the Loan Documents, in whole or in part, to any third-party financial institution and on the occurrence thereof Lender shall thereafter be relieved of all liability hereunder (excluding causes of action for Lender’s gross negligence or intentional acts prior to such transfer), (ii) and sell participations in the Loan, the Notes and the Loan Documents or any interest therein, to one, of more participants without any notice to, or consent from Borrower or any other Obligor. Borrower and each Obligor hereby authorizes Lender to disclose all information (including financial) provided to Lender by Borrower and any Obligor in connection with the Loan to any actual or prospective assignee or participant of all or part of the Obligations.

8.7    No Third-Party Beneficiaries. The Loan Documents, including this Agreement, and the terms, conditions, covenants and agreements of the Parties set forth therein are for the sole benefit of the Parties, together with their successors and assigns, and no third party shall be deemed to have any privity of contract nor any right to rely on or use against any Party any term, condition, covenant or agreement contained therein to any extent or for any purpose whatsoever, nor shall any third party have any right of action of any kind arising therefrom or be deemed to be a third party beneficiary thereof.

8.8    Governing Law and Jurisdiction. This Agreement and the other Loan Documents, unless otherwise specifically provided therein, and all matters relating thereto, shall be governed by and construed and interpreted in accordance with the laws of the State of California; PROVIDED, HOWEVER, to the extent that the creation, validity, perfection, enforceability or priority of any lien or security interest, or the rights and remedies with respect to any lien or security interest, in the Collateral are governed by the laws of a jurisdiction other than the State of California, then the laws of such jurisdiction shall govern, except as superseded by applicable United States Federal Law.

8.9    Severability. Invalidity of any one or more of the terms, conditions or provisions of this Agreement shall in no way affect the balance hereof, which shall remain in full force and effect.

8.10    Construction. (a) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine; (b) all references to “Sections” shall mean, with respect to the applicable Loan Document, the articles, sections, or paragraphs thereof, however denoted, if denoted at all, and the terms “herein,” “herein below,” “hereunder,” and similar terms are references to the particular Loan Document in its entirety and not merely the particular article, section, or exhibit in which any such term appears; (c) captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of the Loan Document or the intent of any provision thereof; (d) all references to any Loan Document shall include all amendments, extensions, renewals, restatements or replacements of the same; (e) the terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to” and “Real Property” “Real Estate,” “Personal Property” and “Collateral” shall be construed as if followed by the phrase “or any part thereof”; (f) no inference in favor of any party shall be drawn from the fact that such party has drafted any portion of the Loan Documents; (g) in the event of any inconsistency between the terms of this Agreement and any other Loan Document (with the exception of the Notes) the terms of this Agreement shall control, provided that any provision of any Loan Document, other than this Agreement, which imposes increased or additional obligations upon any Obligor or provides enhanced or additional rights or remedies to Lender shall be deemed to be supplemental to, and not inconsistent with, this Agreement and the other Loan Documents; and (h) any right, remedy, consent or choice of action in favor of Lender under this Agreement and the other Loan Documents shall be exercisable by Lender in its sole and absolute discretion, unless otherwise expressly noted.

8.11    Representation and Disclosure. Each Obligor acknowledges that: (a) each Obligor had the opportunity to seek the advice of independent counsel and has shared equally in the drafting of this Agreement and the other Loan Documents, and (b) it did not rely upon any advice from legal counsel to Lender in the preparation of the Loan Documents or in the closing of the Loan.

8.12    Execution in Counterparts. The Loan Agreement and other Loan Documents may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of the Loan Document, it shall not be necessary to produce or account for more than one such counterpart.

8.13    Examinations/Communications. Lender’s examinations, inspections, or receipt of information pertaining to the matters set forth in the Loan Documents shall not in any way be deemed to reduce the full scope and protection of the Loan Documents or the obligations of each Obligor related to the Loan Documents. Lender shall have no duty or obligation of any nature to make any investigation, inspection or review regarding any Collateral at any time, with any such investigation that is undertaken being solely for the benefit of Lender.

8.14    No Partnership. Nothing in the Loan Documents, and no action or inaction whatsoever on the part of Lender undertaken in connection with the Loan, shall be deemed to make Lender a partner or joint venturer with any Obligor, and Borrower shall indemnify and hold Lender harmless from and against any and all claims, losses, causes of action, expenses (including attorneys’ fees) and damages arising from the relationship between Lender and any Obligor being construed as or related to be anything other than that of a lender, borrower, guarantor or pledgor, as applicable.

8.15    Notice of Conduct. Each Obligor agrees to use commercially reasonable efforts to give Lender written notice of any action or inaction, to the extent that such Obligor has actual knowledge thereof, by Lender or any agent or attorney of Lender in connection with the Loan Documents or the Obligations of any party under the Loan Documents that such Obligor reasonably believes may be actionable against Lender or any agent or attorney of Lender or a defense to payment of any Obligations, including commission of a tort or violation of any contractual duty implied by law, and a reasonable opportunity to cure or correct such action or inaction. Upon request of Lender from time to time, Borrower shall also confirm in writing the status of the Loan, and the Obligations, and provide other information reasonably requested by Lender.

8.16    Costs, Expenses and Attorneys’ Fees. In addition to any payment or reimbursement obligations of any Obligor hereunder and under the other Loan Documents, Borrower shall pay to Lender immediately on demand, the full amount of all reasonable out-of-pocket costs and expenses, including all reasonable and documented attorneys’ fees of its outside counsel to Lender, costs of experts that are reasonably necessary in connection with the transactions contemplated by this Loan Agreement and the other Loan Documents and all other reasonable out-of-pocket expenses incurred by Lender: (a) in connection with the analysis, negotiation, preparation, execution, administration, delivery and termination of this Loan Agreement and each of the other Loan Documents and any amendment, modification, restatement, supplement, waiver or consent with respect thereto; (b) upon the occurrence of an Event of Default, and the continuation thereof beyond any applicable cure period, the costs of additional appraisals, environmental studies, collateral and financial audits, title insurance, survey updates and any legal, financial and/or operational reviews; (c) the perfection, preservation, protection and continuation of the liens and security interest granted Lender in the Collateral and the custody, preservation, protection, repair and operation of any of the Collateral; (d) the pursuit by Lender of its rights and remedies under the Loan Documents and applicable law; and (e) defending any counterclaim, cross-claim or other action, or participating in any bankruptcy proceeding, mediation, arbitration, litigation or dispute resolution of any other nature involving Lender, any Obligor or any Collateral.

8.17    Further Assurances. At any time after the date hereof, each Obligor, at the request of Lender, shall execute and deliver such further documents and agreements and take such further actions as Lender reasonably deems necessary or appropriate to permit each transaction contemplated by the Loan Documents to be consummated in accordance with the provisions thereof and to perfect, preserve, protect, continue and enforce Lender’s rights and remedies regarding all liens, security interests and rights of Lender under the Loan Documents, security agreements, financing statements, continuation statements, new or replacement Notes, and/or agreements supplementing, extending or otherwise modifying any Note, this Loan Agreement, and/or any mortgage or security agreement, and certificates as to the amount of the indebtedness evidenced by the Notes.

8.18    Time of the Essence. Time is of the essence to all Loan Documents.

8.19    Integration. This Agreement and the other Loan Documents supersede any and all prior expressions, written or oral (including, but not limiting to any commitment letter or term sheets), among the Parties related to, describing or governing the terms of, the Loan and any transaction related thereto.

8.20    USA Patriot Act Notice. Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of such Obligor, and other information includes the name and address of Obligors and other information that will allow Lender, as applicable, to identify each Obligor in accordance with the Act.

8.21    Obligors’ Agent. Lender shall have the right to deal with Eric A. McAfee, the Chief Executive Officer of the Borrower, and Todd Waltz, the Chief Financial Officer of the Borrower in regard to all matters arising hereunder and under the other Loan Documents, or otherwise concerning the rights, duties and obligations of Lender and any Obligor hereunder or under the other Loan Documents. PROVIDED, FURTHER, the foregoing authorization shall continue to be binding and effective against each Obligor and may be relied upon by Lender with regards to all future modifications, amendments, increases, waivers and restructurings of the indebtedness and obligations of any Obligor and the Loan Documents and any collateral security with respect thereto, together with any hereafter additional indebtedness and Obligations of any Obligor that may arise in favor of Lender.

8.22    Subordination. Each Obligor, individually and on behalf of such Obligor’s Subsidiaries and Affiliates, subordinates any claims, including any right of payment, rents, subrogation, contribution and indemnity, that it may have from or against any other Obligor or its Subsidiaries and Affiliates, and any successor or assign of any such Person, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the full payment of all of the Obligations to Lender.

8.23    Savings Clause. Each Obligor acknowledges and agrees that if any such Obligor’s indebtedness, liability or obligation under any Loan Document, or if any liens or security interests in favor of Lender securing same, whether now existing or hereafter arising, would, but for the application of this Section, be unenforceable under applicable law as determined by a court of competent jurisdiction, such indebtedness, liability, obligation, lien or security interest shall be valid and enforceable to the maximum extent that would not cause such indebtedness, liability, obligation, lien or security interest to be unenforceable under such applicable law, and such indebtedness, liability, obligation, lien or security interest shall be deemed to have been automatically modified accordingly at all relevant times and without any further action by the Parties.

8.24    No Duty to Investigate or Advise. Each Obligor acknowledges and agrees that Lender will have no obligation to investigate or disclose the financial condition or affairs of any other Obligor for the benefit of such Obligor nor to advise of or disclose to such Obligor any fact respecting, or any change in the financial condition or affairs of any other Obligor which might come to the knowledge of Lender at any time, whether or not Lender knows or believes or has reason to know or believe that any such fact or change is unknown to such Obligor or might (or does) materially increase the risk of such Obligor as a co-obligor or might (or would) affect the willingness of such Obligor to continue as a co-obligor with respect to the Obligations.

8.25    Survival. All representations, warranties, covenants and agreements of each Obligor in this Agreement and any other Loan Document shall survive the execution of such Loan Document, and all indemnity and other reimbursement obligations of any Obligor under this Agreement and any other Loan Document shall survive the termination of such Loan Document.

8.26    Additional Provisions. Riders, schedules and exhibits attached hereto, if any, are hereby incorporated into this Agreement as if set forth verbatim.

8.27    Confidentiality. The Lender agrees that it shall maintain in confidence any information relating to Borrower and Guarantor furnished to it by or on behalf of Borrower or Guarantor (other than information that (a) has become available to the public other than as a result of a disclosure by such party in breach of this Section 8.27, (b) has been independently developed by Lender without violating this Section 8.27 or (c) was or becomes available to Lender from a third party which, to such person's knowledge, had not breached an obligation of confidentiality to Borrower or Guarantor) and shall not reveal the same other than to its Affiliates and its and their respective directors, trustees, officers, employees, agents and advisors with a need to know or to any person that approves or administers the Loan on behalf of Lender or to any numbering, administration or settlement service providers (so long as each such person shall have been instructed to keep the same confidential), except: (A) to the extent necessary to comply with law, rule or regulation or any legal process or the requirements of any Governmental Authority, self-regulatory authority, the National Credit Union Administration or of any securities exchange on which securities of the disclosing party or any affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, governmental authorities or self-regulatory authorities, including the National Credit Union Administration , (C) in order to enforce its rights under any Loan Document in a legal proceeding of (D) to any servicer of the Loan or agent of Lender or servicer, (E) to any potential or actual participant or assignee of the Loan or any portion thereof, and (F) to the USDA in connection with the approval or the Loan.

8.28    Equal Credit Opportunity Act. In accordance with Title V of Public Law 93-495, the Equal Credit Opportunity Act, with respect to any aspect of a credit transaction, neither the Lender nor the USDA will discriminate against any applicant on the basis of race, color, religion, national origin, sex, marital status or age (providing the applicant has the capacity to contract), or because all or part of the applicant’s income derives from a public assistance program, or because the applicant has, in good faith, exercised any right under the Consumer Protection Act. If applicable to the Loan, the Lender will comply with the requirements of the Equal Credit Opportunity Act as contained in the Federal Reserve Board’s Regulation implementing that Act (see 12 CFR part 202). Such compliance will be accomplished prior to loan closing.

8.29    Waiver of Jury Trial; Dispute Resolution.

THE BORROWER AND LENDER EACH WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE PARTIES HERETO AND THEIR PARTIES ACKNOWLEDGE THAT NEITHER THE LENDER NOR ANY PERSON ACTING ON BEHALF OF THE LENDER HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE BORROWER AND LENDER EACH FURTHER ACKNOWLEDGE THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER AND LENDER EACH AGREE THAT THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT IS AN EXEMPTED TRANSACTION UNDER THE TRUTH IN LENDING ACT, 15 U.S.C. SECTION 1061, ET SEQ. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS ITS INITIALS.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN ANY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, TO THE EXTENT THAT ANY SUIT, ACTION OR PROCEEDING SHALL BE INSTITUTED ARISING OUT OF OR RELATED TO THIS AGREEMENT IN ANY COURT WITHIN THE STATE OF CALIFORNIA, UNTIL SUCH TIME (IF AT ALL) AS THE CALIFORNIA LEGISLATURE ENACTS A LAW THAT WOULD RENDER THE JURY TRIAL WAIVER SET FORTH ABOVE VALID AND ENFORCEABLE OR FOR ANY OTHER REASON A COURT OF COMPETENT JURISDICTION DETERMINES THAT THE JURY TRIAL WAIVER SET FORTH ABOVE IS VALID AND ENFORCEABLE, THE REFERENCE PROVISION CONTAINED IN SCHEDULE 8.29 HERETO SHALL APPLY TO ANY SUCH SUIT, ACTION OR PROCEEDING COMMENCED PRIOR TO SUCH TIME IN LIEU OF THE JURY TRIAL WAIVER SET FORTH ABOVE.

Borrower’s Initials ____

[SIGNATURE PAGE ATTACHED]

IN WITNESS WHEREOF, the Parties hereto have executed this Construction & Term Loan Agreement to be effective as of the date first above written:

BORROWER:
AEMETIS BIOGAS 2 LLC, a Delaware limited liability company
By:____/s/ Todd Waltz___________ Name: Todd Waltz Title: Manager
GUARANTOR:
AEMETIS BIOGAS HOLDINGS LLC, a Delaware limited liability company
By:____/s/ Todd Waltz___________ Name: Todd Waltz Title: Manager
LENDER:
MAGNOLIA BANK, INCORPORATED, a domestic banking corporation organized under the laws of the Commonwealth of Kentucky
By: /s/ Jerry Spruill Name: Jerry Spruill Title: SVP Magnolia Bank